Rule 424(b)(3)
                                                                 No. 333-37657

                       CNL AMERICAN PROPERTIES FUND, INC.

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated May 12, 1998. This Supplement replaces all prior Supplements. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         The term "Company" includes, unless the context otherwise requires, CNL American Properties Fund, Inc. and its wholly owned subsidiary, CNL APF Partners, LP.


                                  THE OFFERINGS

         Upon completion of its Initial Offering on February 6, 1997, the Company had received subscription proceeds of $150,591,765 (15,059,177 Shares), including 59,177 Shares ($591,765) issued pursuant to the Reinvestment Plan. Following the completion of its Initial Offering, the Company commenced its 1997 Offering of up to 27,500,000 shares and upon completion of such offering on March 2, 1998, had received subscription proceeds of $251,872,648 (25,187,265 Shares), including 187,265 Shares ($1,872,648) issued pursuant to the Reinvestment Plan. Net offering proceeds received by the Company from the Prior Offerings, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, totalled approximately $361,100,000. Following the completion of the 1997 Offering, the Company commenced this offering of up to 34,500,000 Shares. As of August 14, 1998, the Company had received subscription proceeds of $156,812,335 (15,681,234 Shares), including 182,352 Shares ($1,823,519) issued pursuant to the Reinvestment Plan in connection with this offering. Net offering proceeds received by the Company from this offering, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, totalled approximately $140,800,000. As of August 14, 1998, the Company had invested or committed for investment approximately $406,200,000 of aggregate net proceeds from its offerings in 322 Properties, in providing mortgage financing through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $95,700,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans.


                                    BUSINESS

COMPLETED INVESTMENTS

         As of August 14, 1998, the Company had invested or committed for investment approximately $406,200,000 of aggregate net proceeds from its offerings in 322 Properties, in providing mortgage financing through Mortgage Loans, and to pay related acquisition fees and acquisition expenses. All of the Properties are owned directly by the Company, except for two Properties which are owned through joint venture arrangements. All of the Properties were acquired since the Company commenced operations on June 1, 1995 and the leases generally provide for initial terms ranging from 15 to 20 years and expire between 2002 and 2022. Certain Properties will be accounted for as capital leases for federal tax purposes; therefore, the Company will not be entitled to depreciation expense on such Properties.



August 26, 1998                                   Prospectus Dated May 12, 1998

         The following tables set forth information for the Properties owned by the Company as of August 14, 1998, including the number of Properties by Restaurant Chain and the number of Properties by state.

         Restaurant                                      Number of Properties
         ----------                                      --------------------

         Applebee's                                                 2
         Arby's                                                    13
         Bennigan's                                                19
         Black-eyed Pea                                            19
         Boston Market                                             30
         Burger King                                                9
         Charley's Place                                            2
         Chevy's Fresh Mex                                          5
         Darryl's                                                  15
         Denny's                                                    4
         Einstein Bros. Bagels                                      2
         Golden Corral                                             33
         Ground Round                                              13
         Houlihan's                                                 3
         IHOP                                                      11
         Jack in the Box                                           40
         KFC                                                        1
         Mr. Fable's                                                1
         On The Border                                              1
         Pizza Hut                                                 44
         Ponderosa Steak House                                      2
         Popeyes                                                    1
         Roadhouse Grill                                            1
         Ruby Tuesday                                               2
         Ruth's Chris Steak House                                   1
         Ryan's Family Steak House                                  1
         Shoney's                                                   4
         Sonny's Real Pit Bar-B-Q                                   7
         Steak and Ale                                             18
         Taco Bell                                                  1
         TGI Friday's                                               2
         Tumbleweed Southwest Mesquite Grill & Bar                  7
         Wendy's                                                    8
                                                                 ----

              Total                                               322
                                                                 ====

         State                                           Number of Properties
         -----                                           --------------------

         Alabama                                                    8
         Arizona                                                   12
         California                                                24
         Colorado                                                   7
         Connecticut                                                1
         Delaware                                                   1
         Florida                                                   29
         Georgia                                                   14
         Idaho                                                      1
         Illinois                                                   5
         Indiana                                                    5
         Iowa                                                       4
         Kansas                                                     3
         Kentucky                                                   5
         Maryland                                                   7
         Michigan                                                   8
         Minnesota                                                  4
         Missouri                                                   9
         Nevada                                                     2
         New Jersey                                                 6
         New Mexico                                                 4
         New York                                                   2
         North Carolina                                            10
         Ohio                                                      39
         Oklahoma                                                   8
         Oregon                                                     3
         Pennsylvania                                               7
         Rhode Island                                               1
         South Carolina                                             1
         Tennessee                                                 18
         Texas                                                     50
         Utah                                                       1
         Virginia                                                   9
         Washington                                                 2
         West Virginia                                             10
         Wisconsin                                                  2
                                                                 ----

              Total                                               322
                                                                 ====

PROPERTY ACQUISITIONS

         Between March 3, 1998 and August 14, 1998, the Company acquired 78 Properties, including 76 Properties consisting of land and building and two Properties consisting of building only. In connection with the purchase of these 78 Properties, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed or renovated, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

         The IHOP Property in Hollywood, California, and the Ponderosa Steak House Property in Blue Springs, Missouri, were acquired from an Affiliate of the Company. The Affiliate had purchased and temporarily held title to these Properties in order to facilitate their acquisition by the Company. The Properties were acquired by the Company for an aggregate purchase price of approximately $3,977,000, representing the cost of the Properties to the Affiliates (including carrying costs) due to the fact that the amounts were less than each Property's appraised value.

         In connection with the Wendy's Properties in Knoxville and Seymour, Tennessee, which are building only, the Company has entered into tri-party agreements with the lessee and the owner of the land. The tri- party agreements provide that the ground lessee is responsible for all obligations under the ground leases and provides certain rights to the Company relating to the maintenance of its interest in the buildings in the event of a default by the lessee under the terms of the ground leases.

         The purchase prices for the Shoney's Property in Phoenix, Arizona, and the IHOP Property in Greeley, Colorado, include Construction Fees of $37,500 and $27,500, respectively, paid to an Affiliate of the Advisor for services provided in connection with the construction of the Properties. In addition, the purchase price for the IHOP Property in Greeley, Colorado, includes Development Fees of $20,500 paid to an Affiliate of the Advisor for services provided in connection with the development of the Property. The Company considers Construction Fees and Development Fees, to the extent that they are paid to Affiliates, to be Acquisition Fees. Such Construction Fees and Development Fees must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, subject to a determination that such transactions are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See the sections of the Prospectus entitled "Management Compensation" and "Business - Site Selection and Acquisition of Properties."

         The following table sets forth the location of the 78 Properties, including 76 Properties consisting of land and building and two Properties consisting of building only, acquired by the Company from March 3, 1998 through August 14, 1998, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                              PROPERTY ACQUISITIONS
                   From March 3, 1998 through August 14, 1998


                                                        Lease Expira-
Property Location and     Purchase         Date           tion and               Minimum            Percentage         Option
     Competition          Price (1)      Acquired      Renewal Options       Annual Rent (2)           Rent          To Purchase
---------------------   ------------     --------      ---------------       ---------------       -----------       -----------
Ruby Tuesday             $586,120         03/03/98     03/2013; two         11% of Total Cost      for each lease    at any
(the "Somerset          (excluding                     five-year            (4); increases by      year, (i) 5% of   time after
Property")              development                    renewal options      10% after the fifth    annual gross      the seventh
Restaurant to be         costs) (3)                                         lease year and after   sales minus (ii)  lease year
constructed                                                                 every five years       the minimum
                                                                            thereafter during the  annual rent for
The Somerset Property                                                       lease term             such lease year
is located on the west
side of U.S. 27, west
of S.R. 1577, in
Somerset, Pulaski
County, Kentucky, in
an area of mixed retail,
commercial, and residential
development.  Other fast-
food, family-style, and
casual dining restaurants
located in proximity to
the Somerset Property
include a Sonic Drive-In.


                                       -5-



Jack in the Box (5)      $1,299,700        03/04/98     03/2016; four       $126,721 (6);          None              at any time
(the  "Pflugerville      (3) (6)                        five-year           increases by 8%                          after the
Property ")                                             renewal options     after the fifth lease                    seventh
Restaurant to be                                                            year and after every                     lease year
constructed                                                                 five years thereafter
                                                                            during the lease
The Pflugerville                                                            term
Property is located on
the northwest quadrant
of F.M. 1825 and
Wells Branch Parkway,
in Pflugerville, Travis
County, Texas, in an
area of mixed retail,
commercial, and
residential development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the
Pflugerville Property
include a local restaurant.


                                                                -6-





                                                         Lease Expira-
Property Location and      Purchase         Date           tion and               Minimum         Percentage           Option
      Competition          Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
---------------------    ------------     --------      ---------------       ---------------     -----------        -----------

Jack in the Box (5)      $973,022          03/13/98     03/2016; four       $94,870 (6);           None              at any time
(the  "Waxahachie        (3) (6)                        five-year           increases by 8%                          after the
Property ")                                             renewal options     after the fifth lease                    seventh
Restaurant to be                                                            year and after every                     lease year
constructed                                                                 five years thereafter
                                                                            during the lease
The Waxahachie                                                              term
Property is located on
the southeast quadrant
of U.S. Highway 287
Bypass and U.S.
Highway 77, in
Waxahachie, Ellis
County, Texas, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Waxahachie Property
include a KFC, a
McDonald's, a
Whataburger, a Taco
Bell, a Golden Corral,
a Schlotzsky's Deli,
and several local
restaurants.


                                       -7-






Jack in the Box (5)      $895,688          03/16/98     03/2016; four       $87,330 (6);                None         at any time
(the  "Hutchins          (3) (6)                        five-year           increases by 8%                          after the
Property ")                                             renewal options     after the fifth lease                    seventh
Restaurant to be                                                            year and after every                     lease year
constructed                                                                 five years thereafter
                                                                            during the lease
The Hutchins Property                                                       term
is located on the
southwest quadrant of
East Palestine Road
and South Interstate
Highway 45, in
Hutchins, Dallas
County, Texas, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Hutchins Property
include a Dairy Queen
and a local restaurant.



                                                                -8-





                                                         Lease Expira-
Property Location and      Purchase         Date           tion and               Minimum         Percentage           Option
      Competition          Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
---------------------    ------------     --------      ---------------       ---------------     -----------        -----------

Shoney's                $507,605          03/24/98     03/2018; two         10.50% of Total        for each lease    at any time
(the "Phoenix #4        (excluding                     five-year            Cost (4); increases    year, (i) 6% of   after the
Property")              development                    renewal options      by 2% after the        annual gross      seventh
Restaurant to be         costs) (3)                                         second lease year      sales minus (ii)  lease year
constructed                                                                 and after every two    the minimum
                                                                            years thereafter       annual rent for
The Phoenix #4                                                              during the lease       such lease year
Property is located on                                                      term
the northeast quadrant
of West McDowell Road
and North 51st Avenue,
in Phoenix, Maricopa
County, Arizona, in an
area of mixed retail,
commercial, and
residential development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the Phoenix
#4 Property include a
Burger King, a McDonald's,
a Sonic Drive-In, a Waffle
House, a Taco Bell, an
IHOP, and several local
restaurants.


                                       -9-



Arby's (7)              $411,487          04/06/98     04/2018; two                 (8)           None              at any time
(the "Columbus #2       (excluding                     five-year                                                    after the
Property")              development                    renewal options                                              seventh
Restaurant to be        costs) (3)                                                                                  lease year
constructed

The Columbus #2
Property is located
on the southeast
quadrant of Rosehill
Road and East Broad
Street, in Columbus,
Franklin County, Ohio,
in an area of mixed
retail, commercial,
and residential
development. Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the Columbus
#2 Property include a
Taco Bell, a Wendy's, a
McDonald's, a Subway
Sandwich Shop, and a
local restaurant.




                                                                -10-





                                                         Lease Expira-
Property Location and      Purchase         Date           tion and               Minimum         Percentage           Option
     Competition           Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
---------------------    ------------     --------      ---------------       ---------------     -----------        -----------

Arby's (7)              $643,757          04/07/98     04/2018; two                 (8)           None              at any time
(the "Atlanta #2        (excluding                     five-year                                                    after the
Property")              development                    renewal options                                              seventh
Restaurant to be        costs) (3)                                                                                  lease year
constructed

The Atlanta #2 Property
is located on the east
side of Georgia Highway
141, north of McGinnis
Ferry Road, in Atlanta,
Forsyth County, Georgia,
in an area of mixed
retail, commercial, and
residential development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the Atlanta
#2 Property include a
Chick-Fil-A, a McDonald's,
and a Wendy's.


                                      -11-






Jack in the Box (5)      $811,891          04/13/98     04/2016; four       $79,159 (6);           None              at any time
(the  "Gun Barrel City   (3) (6)                        five-year           increases by 8%                          after the
Property ")                                             renewal options     after the fifth lease                    seventh
Restaurant to be                                                            year and after every                     lease year
constructed                                                                 five years thereafter
                                                                            during the lease
The Gun Barrel City                                                         term
Property is located on
the north side of State
Highway 334, west of
the intersection of
Pleasureland Road, in
Gun Barrel City,
Henderson County,
Texas, in an area of
mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the Gun
Barrel City Property
include a Schlotzsky's
Deli, a Subway
Sandwich Shop, a
Taco Bell, a Burger
King, a Pizza Hut, a
Dairy Queen, a
McDonald's, a
Whataburger, and
several local
restaurants.



                                                                -12-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
     Competition            Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
---------------------     ------------     --------      ---------------       ---------------     ----------         -----------

Jack in the Box (5)      $999,670          04/13/98     04/2016; four       $97,468 (6);           None              at any time
(the  "Nacogdoches       (3) (6)                        five-year           increases by 8%                          after the
Property ")                                             renewal options     after the fifth lease                    seventh
Restaurant to be                                                            year and after every                     lease year
constructed                                                                 five years thereafter
                                                                            during the lease
The Nacogdoches                                                             term
Property is located on
the west side of U.S.
Highway 59, south of
College Street, in
Nacogdoches, Nacogdoches
County, Texas, in an area
of mixed retail, commercial,
and residential development.
Other fast-food, family-style,
and casual dining restaurants
located in proximity to the
Nacogdoches Property include
a Taco Bell, a Wendy's, a
McDonald's, a Long John
Silver's, a Schlotzsky's Deli,
a Little Caesar's Pizza, a
Golden Corral, and several
local restaurants.


                                      -13-






Boston Market (9)        $950,361          04/14/98     05/2015; two        $102,164; increases    for each lease    at any time
(10)                                                    five-year           by 12% in 05/2002      year, (i) 5% of   after
(the  "Glendale                                         renewal options     and after every        annual gross      05/2002
Property ")                                                                 seven years            sales minus (ii)
Existing restaurant                                                         thereafter during the  the minimum
                                                                            lease term             annual rent for
The Glendale Property                                                                              such lease year
is located on the south                                                                            (11)
side of West Peoria Avenue,
east of 59th Avenue, in
Glendale, Maricopa County,
Arizona, in an area of mixed
retail, commercial, and
residential development. Other
fast-food, family-style, and
casual dining restaurants
located in proximity to the
Glendale Property include a
Taco Bell, a KFC, a Popeyes,
a Burger King, an Applebee's,
an Arby's, a Jack in the Box,
a Long John Silver's, a
Wendy's, a McDonald's, and
several local restaurants.



                                                                -14-





                                                        Lease Expira-
Property Location and     Purchase         Date           tion and               Minimum           Percentage          Option
     Competition          Price (1)      Acquired      Renewal Options       Annual Rent (2)          Rent           To Purchase
---------------------   ------------     --------      ---------------       ---------------       -----------       -----------

Boston Market (9)        $837,656          04/14/98     09/2010; three      $90,048; increases     for each lease    at any time
(10)                                                    five-year           by 10% in 09/2000      year, (i) 4% of   after
(the  "Warwick                                          renewal options     and after every five   annual gross      09/2000
Property ")                                                                 years thereafter       sales minus (ii)
Existing restaurant                                                         during the lease       the minimum
                                                                            term                   annual rent for
The Warwick Property                                                                               such lease year
is located on the east
side of Bald Hill Road,
north of Route 117, in
Warwick, Kent County,
Rhode Island, in an area
of mixed retail, commercial,
and residential development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the Warwick
Property include a TGI
Friday's, an Olive Garden,
a Red Lobster, a Lone Star
Steakhouse & Saloon, a
McDonald's, a Burger King,
a Taco Bell, an Applebee's,
a Wendy's, and an East Side
Mario's.


                                      -15-



Jack in the Box (5)      $1,150,008        04/14/98     04/2016; four       $112,126 (6);              None          at any time
(the  "St. Louis         (3) (6)                        five-year           increases by 8%                          after the
Property ")                                             renewal options     after the fifth lease                    seventh
Restaurant to be                                                            year and after every                     lease year
constructed                                                                 five years thereafter
                                                                            during the lease
The St. Louis Property                                                      term
is located on the northeast
quadrant of Lusher Road and
Redman Road, in St. Louis,
St. Louis County, Missouri,
in an area of mixed retail,
commercial, and residential
development. Other fast-food,
family-style, and casual dining
restaurants located in proximity
to the St. Louis Property include
a Subway Sandwich Shop, a
McDonald's, and an Arby's.



                                                                -16-





                                                        Lease Expira-
Property Location and      Purchase         Date           tion and               Minimum         Percentage           Option
     Competition           Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
---------------------    ------------     --------      ---------------       ---------------     -----------        -----------

Jack in the Box (5)      $1,175,298        04/30/98     04/2016; four       $114,952 (6);            None            at any time
(the  "Avondale          (3) (6)                        five-year           increases by 8%                          after the
Property ")                                             renewal options     after the fifth lease                    seventh
Restaurant to be                                                            year and after every                     lease year
constructed                                                                 five years thereafter
                                                                            during the lease
The Avondale Property                                                       term
is located on the northeast
corner of Rancho Santa Fe
Boulevard and Dysart Road,
in Avondale, Maricopa County,
Arizona, in an area of mixed
retail, commercial, and
residential development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the Avondale
Property include a McDonald's,
a Waffle House, a Whataburger,
and a KFC.


                                      -17-






Boston Market (9)        $969,159          05/08/98     10/2010; three      $104,185; increases    for each lease    at any time
(10)                                                    five-year           by 10% in 10/2000      year, (i) 4% of   after
(the  "Columbus #3                                      renewal options     and after every five   annual gross      10/2000
Property ")                                                                 years thereafter       sales minus (ii)
Existing restaurant                                                         during the lease       the minimum
                                                                            term                   annual rent for
The Columbus #3                                                                                    such lease year
Property is located on                                                                             (11)
the northwest quadrant
of the intersection of
Bethel Road and Olentangy
River Road, in Columbus,
Franklin County, Ohio, in
an area of mixed retail,
commercial, and residential
development. Other fast-
food, family-style, and
casual dining restaurants
located in proximity to the
Columbus #3 Property include
a Bob Evans, a McDonald's, a
Wendy's, and a KFC.


    -18-






                                                         Lease Expira-
Property Location and     Purchase           Date           tion and               Minimum         Percentage           Option
     Competition           Price (1)       Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
---------------------    -----------       --------      ---------------       ---------------     -----------        -----------

Chevy's Fresh Mex        $2,200,000        05/15/98     05/2013; two        $209,000; increases    for each lease    at any time
(the  "Naperville                                       ten-year renewal    by 10% after the       year, (i) 5% of   during the
Property ")                                             options             fifth lease year and   annual gross      lease term
Existing restaurant                                                         after every five       sales minus (ii)
                                                                            years thereafter       the minimum
The Naperville                                                              during the lease       annual rent for
Property is located on                                                      term                   such lease year
the southwest corner of
North Naper Boulevard
and Lincoln Road, in
Naperville, DuPage
County, Illinois, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Naperville Property
include a TGI Friday's,
a Pizza Hut, an
Applebee's, a Bob
Evans, and several
local restaurants.


                                      -19-






Jack in the Box (5)      $972,841          05/22/98     05/2016; four       $94,852 (6);           None              at any time
(the  "Fresno #2         (3) (6)                        five-year           increases by 8%                          after the
Property ")                                             renewal options     after the fifth lease                    seventh
Restaurant to be                                                            year and after every                     lease year
constructed                                                                 five years thereafter
                                                                            during the lease
The Fresno #2                                                               term
Property is located on
the northeast quadrant
of North Cedar Avenue
and East Nees Avenue,
in Fresno, Fresno
County, California, in
an  area  of  mixed
retail, commercial, and
residential development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the Fresno
#2 Property include a Taco
Bell, a Schlotzsky's Deli,
a Burger King, and several
local restaurants.



                                                                -20-





                                                          Lease Expira-
Property Location and     Purchase           Date            tion and              Minimum         Percentage           Option
      Competition          Price (1)       Acquired       Renewal Options      Annual Rent (2)        Rent            To Purchase
---------------------    -----------       --------       ---------------      ---------------     ----------         -----------

Arby's (7)               $650,000          05/29/98     05/2018; two         $59,735; increases       None           at any time
(the  "Arab Property ")                                 five-year renewal    by 4.14% after the                      after the
Existing restaurant                                     options              third lease year and                    seventh
                                                                             after every three                       lease year
The Arab Property is                                                         years thereafter
located on the west                                                          during the lease
side of North Brindlee                                                       term
Mountain Parkway,
south of 12th Avenue
Northwest, in Arab,
Marshall County, Alabama,
in an area of mixed retail,
commercial, and residential
development.  Other fast-
food, family-style, and
casual dining restaurants
located in proximity to the
Arab Property include a
Captain D's, a Hardee's, a
Taco Bell, a Pizza Hut, and
a Dairy Queen.


                                      -21-






Sonny's Real Pit Bar-    $1,510,221        06/02/98     06/2018; four        $147,247; increases   for each lease    at any time
B-Q (12)                                                five-year renewal    by 10% after the      year, (i) 6% of   after the
(the  "Athens                                           options              fifth lease year and  annual gross      seventh
Property ")                                                                  after every five      sales minus (ii)  lease year
Existing restaurant                                                          years thereafter      the minimum
                                                                             during the lease      annual rent for
The Athens Property is                                                       term                  such lease year
located on the south
side of US 78, south of
the Georgia Square
Mall, in Athens, Clarke
County, Georgia, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Athens Property
include a Burger King
and a Wendy's.



                                                                -22-





                                                          Lease Expira-
Property Location and     Purchase            Date           tion and               Minimum         Percentage           Option
      Competition          Price (1)       Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
---------------------    -----------       --------      ---------------       ---------------     ----------         -----------

Sonny's Real Pit Bar-    $915,285          06/02/98     06/2018; four       $89,240; increases     for each lease    at any time
B-Q (12)                                                five-year           by 10% after the       year, (i) 6% of   after the
(the  "Conyers                                          renewal options     fifth lease year and   annual gross      seventh
Property ")                                                                 after every five       sales minus (ii)  lease year
Existing restaurant                                                         years thereafter       the minimum
                                                                            during the lease       annual rent for
The Conyers Property                                                        term                   such lease year
is located on the
northeast corner of
Highway 20 and 183,
in Conyers, Rockdale
County, Georgia, in
an area of mixed
retail, commercial,
and residential development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the Conyers
Property include a Waffle
House and a local restaurant.


                                      -23-






Sonny's Real Pit Bar-    $1,327,164        06/02/98     06/2018; four       $129,398; increases    for each lease    at any time
B-Q (12)                                                five-year           by 10% after the       year, (i) 6% of   after the
(the  "Doraville                                        renewal options     fifth lease year and   annual gross      seventh
Property ")                                                                 after every five       sales minus (ii)  lease year
Existing restaurant                                                         years thereafter       the minimum
                                                                            during the lease       annual rent for
The Doraville Property                                                      term                   such lease year
is located on the
southwest quadrant of
Peachtree Industrial
Boulevard and Winters
Chapel Road, in
Doraville, Dekalb
County, Georgia, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Doraville Property
include a Burger King
and a Waffle House.



                                                                -24-





                                                          Lease Expira-
Property Location and    Purchase            Date           tion and               Minimum         Percentage           Option
     Competition           Price (1)       Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
----------------------   -----------       --------      ---------------       ---------------     ----------         -----------

Sonny's Real Pit Bar-    $1,098,342        06/02/98     06/2018; four       $107,088; increases    for each lease    at any time
B-Q (12)                                                five-year           by 10% after the       year, (i) 6% of   after the
(the  "Jonesboro                                        renewal options     fifth lease year and   annual gross      seventh
Property ")                                                                 after every five       sales minus (ii)  lease year
Existing restaurant                                                         years thereafter       the minimum
                                                                            during the lease       annual rent for
The Jonesboro                                                               term                   such lease year
Property is located on
the south side of
Morrow Industrial
Boulevard, east of
Highway 19, in
Jonesboro, Clayton
County, Georgia, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Jonesboro Property
include an Applebee's,
a McDonald's, a
Blimpie's, a Captain
D's, and a local
restaurant.


                                      -25-






Sonny's Real Pit Bar-    $1,327,164        06/02/98     06/2018; four       $129,398; increases    for each lease    at any time
B-Q (12)                                                five-year           by 10% after the       year, (i) 6% of   after the
(the  "Marietta #2                                      renewal options     fifth lease year and   annual gross      seventh
Property ")                                                                 after every five       sales minus (ii)  lease year
Existing restaurant                                                         years thereafter       the minimum
                                                                            during the lease       annual rent for
The Marietta #2 Property                                                    term                   such lease year
is located on the west
side of Cobb Parkway,
south of Roswell Road, in
Marietta, Cobb County,
Georgia, in an area of
mixed retail, commercial,
and residential development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the Marietta
#2 Property include a
Checkers, a Shoney's, a
Taco Bell, a Chick-Fil-A,
an IHOP, a Sonic Drive-In,
a Krystal Burger, and a
local restaurant.



                                                                -26-





                                                         Lease Expira-
Property Location and      Purchase          Date           tion and               Minimum         Percentage           Option
      Competition          Price (1)       Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
---------------------    -----------       --------      ---------------       ---------------     ----------         -----------

Sonny's Real Pit Bar-    $1,609,071        06/02/98     06/2018; four       $156,884; increases    for each lease    at any time
B-Q (12)                                                five-year           by 10% after the       year, (i) 6% of   after the
(the  "Norcross                                         renewal options     fifth lease year and   annual gross      seventh
Property ")                                                                 after every five       sales minus (ii)  lease year
Existing restaurant                                                         years thereafter       the minimum
                                                                            during the lease       annual rent for
The Norcross Property                                                       term                   such lease year
is located on the
southwest quadrant of
Tech Drive and Indian
Trail, in Norcross,
Gwinnett County, Georgia,
in an area of mixed
retail, commercial, and
residential development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the Norcross
Property include a Sonic
Drive-In and a Schlotzsky's
Deli.


                                      -27-






Sonny's Real Pit Bar-    $1,212,753        06/02/98     06/2018; four       $118,243; increases    for each lease    at any time
B-Q (12)                                                five-year           by 10% after the       year, (i) 6% of   after the
(the  "Smyrna                                           renewal options     fifth lease year and   annual gross      seventh
Property ")                                                                 after every five       sales minus (ii)  lease year
Existing restaurant                                                         years thereafter       the minimum
                                                                            during the lease       annual rent for
The Smyrna Property                                                         term                   such lease year
is located on the
northwest quadrant of
New Spring Road and Cobb
Parkway, in Smyrna, Cobb
County, Georgia, in an
area of mixed retail,
commercial, and residential
development. Other fast-
food, family-style, and
casual dining restaurants
located in proximity to
the Smyrna Property include
an Applebee's, a Wendy's,
and a Pizza Hut.



                                                                -28-





                                                          Lease Expira-
Property Location and      Purchase          Date           tion and               Minimum         Percentage           Option
     Competition           Price (1)       Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
---------------------    -----------       --------      ---------------       ---------------     ----------         -----------

IHOP (13)                $2,250,000       06/04/98      06/2017; three      $227,813; increases    for each lease      during the
(the  "Hollywood                                        five-year           by 10% after the       year, (i) 4% of     eleventh
Property ")                                             renewal options     fifth lease year and   annual gross        lease year
Existing restaurant                                                         after every five       sales minus (ii)    and at the
                                                                            years thereafter       the minimum         end of the
The Hollywood                                                               during the lease       annual rent for     initial lease
Property is located on                                                      term                   such lease year     term
the southwest corner of                                                                            (11)
Sunset Boulevard and
Orange Drive, in
Hollywood, Los
Angeles County,
California, in an area
of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Hollywood Property
include a Burger King,
a Wendy's, an In and
Out Burgers, a Boston
Market, a McDonald's,
and several local
restaurants.


                                      -29-






Golden Corral (14)       $444,771         06/05/98      12/2013; four       10.75% of Total        for each lease    during the
(the  "Brunswick         (excluding                     five-year           Cost (4)               year, 5% of       first through
Property ")              development                    renewal options                            the amount by     seventh
Restaurant to be         costs) (3)                                                                which annual      lease years
constructed                                                                                        gross sales       and the
                                                                                                   exceed            tenth
The Brunswick                                                                                      $2,844,477        through
Property is located on                                                                             (11)              fifteenth
the northwest corner of                                                                                              lease years
Golden Isle Parkway                                                                                                  only
and the proposed
Altama Connector
Boulevard, in
Brunswick, Glynn
County, Georgia, in an
area of mixed retail
and commercial
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Brunswick Property
include an Applebee's,
an Arby's, a Wendy's,
and a Captain D's.



                                                                -30-





                                                          Lease Expira-
Property Location and      Purchase          Date           tion and               Minimum         Percentage           Option
      Competition          Price (1)       Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
---------------------    -----------       --------      ---------------       ---------------     -----------        -----------

Wendy's (15)            $527,649         06/05/98      06/2018; two        10.25% of Total        for each lease    at any time
(the "Knoxville #3      (excluding                     five-year           Cost (4)               year, (i) 7% of   after the
Property")              development                    renewal options                            annual gross      seventh
Restaurant to be        costs) (3)                                                                sales minus (ii)  lease year
constructed                                                                                       the minimum
                                                                                                  annual rent for
The Knoxville #3                                                                                  such lease year
Property is located on
the northeast corner of
Asheville Highway and
River Turn Drive, in
Knoxville, Knox
County, Tennessee, in
an area of mixed retail,
commercial, and
residential development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the Knoxville
#3 Property include a Subway
Sandwich Shop.


                                      -31-



Bennigan's (16) (17)     $806,660         06/08/98      06/2013; three      10.375% of Total       for each lease        None
(the  "Orlando #4        (excluding                     five-year           Cost (4); increases    year, (i) 6% of
Property ")              development                    renewal options     by 10% after the       annual gross
Restaurant to be         costs) (3)                                         fifth lease year and   sales minus (ii)
constructed                                                                 after every five       the minimum
                                                                            years thereafter       annual rent for
The Orlando #4                                                              during the lease       such lease year
Property is located on                                                      term
the northeast quadrant
of Semoran Boulevard and
T.G. Lee Boulevard, in
Orlando, Orange County,
Florida, in an area of
mixed retail, commercial,
and residential development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the Orlando
#4 Property include a
Chili's, a Tony Roma's, a
TGI Friday's, and a Denny's.



                                                                -32-





                                                         Lease Expira-
Property Location and     Purchase          Date           tion and               Minimum           Percentage          Option
      Competition         Price (1)       Acquired      Renewal Options       Annual Rent (2)          Rent           To Purchase
----------------------   -----------      --------      ---------------       ---------------      -----------        -----------

Burger King              $465,137         06/09/98      06/2018; two        10.50% of Total        for each lease    at any time
(the  "Atlanta #3        (excluding                     five-year           Cost (4); increases    year, 8% of       after the
Property ")              development                    renewal options     by 10% after the       the amount by     fifth lease
Restaurant to be         costs) (3)                                         fifth lease year and   which annual      year
constructed                                                                 after every five       gross sales
                                                                            years thereafter       exceed
The Atlanta #3                                                              during the lease       $1,300,000
Property is located on                                                      term                   minus the
the north side of                                                                                  minimum
Marietta Boulevard and                                                                             annual rent for
the south side of                                                                                  such lease year
Bolton Road, in
Atlanta, Fulton County,
Georgia, in an area of
mixed retail, commercial,
and residential development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the Atlanta #3
Property include a Church's
Fried Chicken and a Blimpie's.


                                      -33-






Bennigan's (17) (18)     $1,627,907       06/16/98      06/2018; two        $166,860; increases         None             (19)
(the  "Bedford #3                                       ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Bedford #3                                                              during the lease
Property is located on                                                      term
the southeast corner of
Plaza Parkway and Bay
Street, in Bedford,
Tarrant County, Texas,
in an area of mixed retail,
commercial, and residential
development.  Other fast-
food, family-style, and
casual dining restaurants
located in proximity to the
Bedford #3 Property include
a Steak and Ale, a Chili's,
an On the Border, a Black-
eyed Pea, a Don Pablo's,
and several local restaurants.



                                                                -34-





                                                        Lease Expira-
Property Location and     Purchase         Date           tion and               Minimum         Percentage            Option
     Competition          Price (1)      Acquired      Renewal Options       Annual Rent (2)         Rent           To Purchase
---------------------   ------------     --------      ---------------       ---------------     -----------        -----------

Bennigan's (17) (18)     $1,837,209       06/16/98      06/2018; two        $188,314; increases      None                (19)
(the  "Clearwater                                       ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Clearwater                                                              during the lease
Property is located on                                                      term
the north side of Gulf
to Bay Boulevard,
north of the Clearwater
Mall, in Clearwater,
Pinellas County,
Florida, in an area of
mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Clearwater Property
include a Ruby
Tuesday, a Perkins,
and several local
restaurants.


                                      -35-






Bennigan's (17) (18)     $1,604,651       06/16/98      06/2018; two        $164,477; increases         None             (19)
(the  "Colorado Springs                                 ten-year renewal    by 10% after the
#2 Property ")                                          options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Colorado Springs                                                        during the lease
#2 Property is located                                                      term
on the northwest
corner of North
Academy Boulevard
and North Carefree
Circle, in Colorado
Springs, El Paso
County, Colorado, in
an area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Colorado Springs #2
Property include a
Chili's, a Tony
Roma's, an East Side
Mario's, and several
local restaurants.





                                                                -36-





                                                          Lease Expira-
Property Location and      Purchase         Date           tion and               Minimum         Percentage            Option
      Competition          Price (1)      Acquired      Renewal Options       Annual Rent (2)         Rent           To Purchase
---------------------    ------------     --------      ---------------       ---------------     -----------        -----------

Bennigan's (17) (18)     $1,697,674       06/16/98      06/2018; two        $174,012; increases       None               (19)
(the  "Englewood #1                                     ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Englewood #1                                                            during the lease
Property is located on                                                      term
the northwest corner of
East Arapahoe Road
and South Boston
Street, in Englewood,
Arapahoe County,
Colorado, in an area of
mixed retail,
commercial, and
residential
development.  Other
fast-food, family-
style, and casual
dining restaurants
located in proximity to
the Englewood #1 Property
include a Ruby Tuesday,
a Chevy's Fresh Mex, a
Denny's, and several local
restaurants.


                                      -37-






Bennigan's (17) (18)     $2,232,558       06/16/98      06/2018; two        $228,837; increases         None             (19)
(the  "Englewood #2                                     ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Englewood #2                                                            during the lease
Property is located on                                                      term
the northwest corner of
Route 4 and South Van
Brunt Street, in
Englewood, Bergen
County, New Jersey, in
an area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Englewood #2 Property
include a local
restaurant.



                                                                -38-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
     Competition            Price (1)      Acquired      Renewal Options       Annual Rent (2)         Rent           To Purchase
---------------------     ------------     --------      ---------------       ---------------     -----------        -----------

Bennigan's (17) (18)     $2,051,163       06/16/98      06/2018; two        $210,244; increases         None             (19)
(the  "Florham Park                                     ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Florham Park                                                            during the lease
Property is located on                                                      term
the southeast quadrant
of Columbia Turnpike
and Felch Road, in
Florham Park, Morris
County, New Jersey, in
an area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Florham Park Property
include a KFC and a
McDonald's.

Bennigan's (17) (18)     $1,790,698       06/16/98      06/2018; two        $183,547; increases         None             (19)
(the  "Houston #8                                       ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Houston #8                                                              during the lease
Property is located on                                                      term
the southeast corner of
Greenspoint Drive and
North Belt, in Houston,
Harris County, Texas, in
an area of mixed retail,
commercial, and residential
development.  Other fast-
food, family-style, and
casual dining restaurants
located in proximity to the
Houston #8 Property include
a local restaurant.



                                                                -39-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
      Competition           Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
---------------------     ------------     --------      ---------------       ---------------     ----------         -----------

Bennigan's (17) (18)     $1,511,628       06/16/98      06/2018; two        $154,942; increases       None                (19)
(the  "Jacksonville #4                                  ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Jacksonville #4                                                         during the lease
Property is located on                                                      term
the south side of
Baymeadows Road, west
of Interstate 95 and east
of Phillips Highway, in
Jacksonville, Duval County,
Florida, in an area of mixed
retail, commercial, and
residential development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the
Jacksonville #4 Property
include a Steak and Ale,
a Chili's, an Applebee's,
a Red Lobster, a TGI
Friday's, a Rio Bravo,
and several local restaurants.


    -40-






Bennigan's (17) (18)     $1,790,698       06/16/98      06/2018; two        $183,547; increases         None             (19)
(the  "Jacksonville #5                                  ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Jacksonville #5                                                         during the lease
Property is located on                                                      term
the southwest quadrant
of Blanding Boulevard
and Interstate 295, in
Jacksonville, Duval
County, Florida, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Jacksonville #5
Property include a
Steak and Ale, an
Olive Garden, a Red
Lobster, a Longhorn
Steakhouse, a
Shoney's, and a local
restaurant.



                                                                -41-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
      Competition           Price (1)      Acquired      Renewal Options       Annual Rent (2)         Rent           To Purchase
----------------------    ------------     --------      ---------------       ---------------     -----------        -----------

Bennigan's (17) (18)     $2,209,302       06/16/98      06/2018; two        $226,453; increases    None                  (19)
(the  "Mount Laurel                                     ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Mount Laurel                                                            during the lease
Property is located on                                                      term
the southwest corner of
Route 73 and the New
Jersey Turnpike, in
Mount Laurel,
Burlington County,
New Jersey, in an area
of mixed retail,
commercial, and
residential development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the Mount
Laurel Property include
a Bob Evans, a Burger
King, a McDonald's, a
Denny's, a Wendy's, and
a local restaurant.


                                      -42-






Bennigan's (17) (18)     $1,767,442       06/16/98      06/2018; two        $181,163; increases          None              (19)
(the  "North Richland                                   ten-year renewal    by 10% after the
Hills Property ")                                       options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The North Richland                                                          during the lease
Hills Property is                                                           term
located on the south
side of Bedford Euless
Road, opposite and
south of Strummer
Road, in North
Richland Hills, Tarrant
County, Texas, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the North
Richland Hills Property
include an Olive
Garden, a TGI
Friday's, a Steak and
Ale, and a local
restaurant.



                                                                -43-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
     Competition            Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------------------   ------------     --------      ---------------       ---------------     -----------        -----------

Bennigan's (17) (18)     $1,674,419       06/16/98      06/2018; two        $171,628; increases        None               (19)
(the  "Oklahoma City                                    ten-year renewal    by 10% after the
#2 Property ")                                          options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Oklahoma City #2                                                        during the lease
Property is located on                                                      term
the southwest corner of
West Interstate 40
Service Road and
Cornell Parkway, in
Oklahoma City,
Oklahoma County,
Oklahoma, in an area
of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Oklahoma City #2 Property
include two Cracker
Barrels, an Outback
Steakhouse, an On the
Border, a Steak and Ale,
a Denny's, and several
local restaurants.


                                      -44-






Bennigan's (17) (18)     $2,325,581       06/16/98      06/2018; two        $238,372; increases    None                  (19)
(the  "Orlando #2                                       ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Orlando #2                                                              during the lease
Property is located on                                                      term
the south side of
International Drive,
north of Carrier Drive,
in Orlando, Orange
County, Florida,
in an area of mixed
retail, commercial, and
residential development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the Orlando
#2 Property include a
Steak and Ale, a Red
Lobster, a Sizzler, a
Chili's, a TGI Friday's,
an Olive Garden, a Bahama
Breeze, a Western Steer, and
several local restaurants.



                                                                -45-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
      Competition           Price (1)      Acquired      Renewal Options       Annual Rent (2)         Rent           To Purchase
-----------------------   ------------     --------      ---------------       ---------------     -----------        -----------

Bennigan's (17) (18)     $1,581,395       06/16/98      06/2018; two        $162,093; increases         None             (19)
(the  "Pensacola #2                                     ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Pensacola #2                                                            during the lease
Property is located on                                                      term
the west side of
Plantation Road, north
of the Pensacola
Central Business
District, in Pensacola,
Escambia County,
Florida, in an area of
mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Pensacola #2 Property
include a Darryl's, a
Steak and Ale, and
several local
restaurants.


                                      -46-






Bennigan's (17) (18)     $2,046,512       06/16/98      06/2018; two        $209,767; increases    None                  (19)
(the  "St. Louis Park                                   ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The St. Louis Park                                                          during the lease
Property is located on                                                      term
the south side of
Wayzata Boulevard,
north of Louisiana
Avenue South, in St.
Louis Park, Hennepin
County, Minnesota, in
an area of mixed retail,
commercial, and residential
development. Other fast-
food, family-style, and
casual dining restaurants
located in proximity to
the St. Louis Park Property
include a Fuddruckers, a TGI
Friday's, a Perkins, and
several local restaurants.



                                                                -47-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
      Competition           Price (1)      Acquired      Renewal Options       Annual Rent (2)         Rent           To Purchase
-----------------------   ------------     --------      ---------------       ---------------     -----------        -----------

Bennigan's (17) (18)     $1,934,884       06/16/98      06/2018; two        $198,326; increases    None                  (19)
(the  "Tampa #4                                         ten-year renewal    by 10% after the
Property ")                                             options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Tampa #4                                                                during the lease
Property is located on                                                      term
the north side of East
Fowler Avenue within
the University Square
Mall, in Tampa,
Hillsborough County,
Florida, in an area of
mixed retail, commercial,
and residential development.
Other fast-food, family-style,
and casual dining restaurants
located in proximity to the
Tampa #4 Property include
a Rio Bravo, a TGI Friday's,
and a local restaurant.


                                      -48-






Bennigan's (17) (18)     $1,172,093       06/16/98      06/2018; two        $120,140; increases    None                  (19)
(the  "Winston-Salem                                    ten-year renewal    by 10% after the
#2 Property ")                                          options             fifth lease year and
Existing restaurant                                                         after every five
                                                                            years thereafter
The Winston-Salem #2                                                        during the lease
Property is located on                                                      term
the north side of North
Point Boulevard, east
of University Parkway,
in Winston-Salem,
Forsyth County, North
Carolina, in an area of
mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Winston-Salem #2
Property include a
Darryl's, a Golden
Corral, and several
local restaurants.



                                                                -49-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
       Competition          Price (1)      Acquired      Renewal Options       Annual Rent (2)          Rent          To Purchase
-----------------------   ------------     --------      ---------------       ---------------     ------------       -----------

Steak and Ale (17)       $1,604,651       06/16/98      06/2018; two        $164,477; increases    None                  (19)
(18)                                                    ten-year renewal    by 10% after the
(the  "Altamonte                                        options             fifth lease year and
Springs Property ")                                                         after every five
Existing restaurant                                                         years thereafter
                                                                            during the lease
The Altamonte Springs                                                       term
Property is located on
the southeast quadrant
of West Highway 436
and Westmonte Drive,
in Altamonte Springs,
Seminole County,
Florida, in an area of
mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Altamonte Springs
Property include a
Bennigan's, a
McDonald's, a Perkins,
a TGI Friday's, a
Cooker, a Red Lobster,
a Longhorn
Steakhouse, an Olive
Garden, a Long John
Silver's, a Rio Bravo,
and a local restaurant.


                                      -50-






Steak and Ale (17)       $1,372,093       06/16/98      06/2018; two        $140,640; increases    None                  (19)
(18)                                                    ten-year renewal    by 10% after the
(the  "Austin                                           options             fifth lease year and
Property ")                                                                 after every five
Existing restaurant                                                         years thereafter
                                                                            during the lease
The Austin Property is                                                      term
located on the southeast
quadrant of West Anderson
Lane and Burnet Road, in
Austin, Travis County,
Texas, in an area of mixed
retail, commercial, and
residential development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the Austin
Property include a Popeyes,
a Jack in the Box, a
Houston's, a Denny's, and
a local restaurant.



                                                                -51-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
       Competition          Price (1)      Acquired      Renewal Options       Annual Rent (2)         Rent           To Purchase
-----------------------   ------------     --------      ---------------       ---------------     -----------        -----------

Steak and Ale (17)       $1,320,930       06/16/98      06/2018; two        $135,395; increases    None                  (19)
(18)                                                    ten-year renewal    by 10% after the
(the  "Birmingham                                       options             fifth lease year and
Property ")                                                                 after every five
Existing restaurant                                                         years thereafter
                                                                            during the lease
The Birmingham Property                                                     term
is located on the north
side of Medford Drive and
the south side of Orchard
Road, in Birmingham,
Jefferson County, Alabama,
in an area of mixed retail,
commercial, and residential
development. Other fast-
food, family-style, and
casual dining restaurants
located in proximity to the
Birmingham Property include
a Denny's, a Chick-Fil-A,
and a local restaurant.


                                      -52-






Steak and Ale (17)       $1,618,605       06/16/98      06/2018; two        $165,907; increases    None                  (19)
(18)                                                    ten-year renewal    by 10% after the
(the  "College Park                                     options             fifth lease year and
Property ")                                                                 after every five
Existing restaurant                                                         years thereafter
                                                                            during the lease
The College Park                                                            term
Property is located on
the northwest quadrant
of Virginia Avenue
and Harrison Road, in
College Park, Fulton
County, Georgia, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
College Park Property
include a Waffle
House, a Hardee's, a
KFC, a Blimpie's, and
several local
restaurants.



                                                                -53-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
      Competition           Price (1)      Acquired      Renewal Options       Annual Rent (2)         Rent           To Purchase
-----------------------   ------------     --------      ---------------       ---------------     -----------        -----------

Steak and Ale (17)       $1,534,884       06/16/98      06/2018; two        $157,326; increases    None                  (19)
(18)                                                    ten-year renewal    by 10% after the
(the  "Conroe                                           options             fifth lease year and
Property ")                                                                 after every five
Existing restaurant                                                         years thereafter
                                                                            during the lease
The Conroe Property is                                                      term
located on the east side
of Interstate 45, north
of Highway 105, in
Conroe, Montgomery
County, Texas, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Conroe Property
include an Outback
Steakhouse, a Ryan's
Family Steak House,
and a local restaurant.


                                      -54-






Steak and Ale (17)       $1,748,837       06/16/98      06/2018; two        $179,256; increases    None                  (19)
(18)                                                    ten-year renewal    by 10% after the
(the  "Greenville #2                                    options             fifth lease year and
Property ")                                                                 after every five
Existing restaurant                                                         years thereafter
                                                                            during the lease
The Greenville #2                                                           term
Property  is located
on the northeast corner
of North Pleasantburg Drive
and Villa Drive, in
Greenville, Greenville County,
South Carolina, in an area of
mixed retail, commercial, and
residential development. Other
fast-food, family-style, and
casual dining restaurants
located in proximity to the
Greenville #2 Property include
a Pizza Hut and a local restaurant.



                                                                -55-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
     Competition            Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------------------   ------------     --------      ---------------       ---------------     ----------         -----------

Steak and Ale (17)       $1,767,442       06/16/98      06/2018; two        $181,163; increases    None                  (19)
(18)                                                    ten-year renewal    by 10% after the
(the  "Houston #9                                       options             fifth lease year and
Property ")                                                                 after every five
Existing restaurant                                                         years thereafter
                                                                            during the lease
The Houston #9                                                              term
Property is located on
the southwest corner of
Mangum Road and the
Northwest Freeway, in
Houston, Harris
County, Texas, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Houston #9 Property
include a Bennigan's,
an Olive Garden, and
several local
restaurants.


                                      -56-






Steak and Ale (17)       $1,837,209       06/16/98      06/2018; two        $188,314; increases    None                  (19)
(18)                                                    ten-year renewal    by 10% after the
(the  "Houston #10                                      options             fifth lease year and
Property ")                                                                 after every five
Existing restaurant                                                         years thereafter
                                                                            during the lease
The Houston #10                                                             term
Property is located on
the south side of Katy
Freeway, west of
Wilcrest Drive, in
Houston, Harris
County, Texas, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Houston #10 Property
include a Carrabba's
Italian Grill and a local
restaurant.



                                                                -57-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
      Competition           Price (1)      Acquired      Renewal Options       Annual Rent (2)         Rent           To Purchase
-----------------------   ------------     --------      ---------------       ---------------     -----------        -----------

Steak and Ale (17)       $1,372,093       06/16/98      06/2018; two        $140,640; increases    None                  (19)
(18)                                                    ten-year renewal    by 10% after the
(the  "Huntsville #2                                    options             fifth lease year and
Property ")                                                                 after every five
Existing restaurant                                                         years thereafter
                                                                            during the lease
The Huntsville #2                                                           term
Property is located on
the south side of
University Drive, east
of S.R. 53, in
Huntsville, Madison
County, Alabama, in
an area of mixed retail,
commercial, and residential
development.  Other fast-
food, family-style, and
casual dining restaurants
located in proximity to
the Huntsville #2 Property
include a Darryl's, an
Olive Garden, a Quincy's, and
several local restaurants.


                                      -58-






Steak and Ale (17)       $1,465,116       06/16/98      06/2018; two        $150,174; increases         None             (19)
(18)                                                    ten-year renewal    by 10% after the
(the  "Jacksonville #6                                  options             fifth lease year and
Property ")                                                                 after every five
Existing restaurant                                                         years thereafter
                                                                            during the lease
The Jacksonville #6                                                         term
Property is located on
the west side of
Blanding Boulevard
and the north side of
Youngerman Circle, in
Jacksonville, Duval
County, Florida, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Jacksonville #6
Property include an
Olive Garden, a Red
Lobster, a Bennigan's,
a Longhorn
Steakhouse, a
Shoney's, and a local
restaurant.



                                                                -59-





                                                           Lease Expira-
Property Location and       Purchase         Date            tion and              Minimum         Percentage           Option
      Competition           Price (1)      Acquired       Renewal Options      Annual Rent (2)         Rent           To Purchase
------------------------  ------------     --------       ---------------      ---------------     -----------        -----------

Steak and Ale (17)       $1,395,349       06/16/98      06/2018; two ten-    $143,023; increases   None                  (19)
(18)                                                    year renewal         by 10% after the
(the  "Maitland                                         options              fifth lease year and
Property ")                                                                  after every five
Existing restaurant                                                          years thereafter
                                                                             during the lease
The Maitland Property                                                        term
is located on the
northeast corner of
South Orlando Avenue
and Manor Road, in
Maitland, Orange
County, Florida, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Maitland Property
include a Perkins, a
McDonald's, and a
local restaurant.


                                      -60-






Steak and Ale (17)       $1,418,605       06/16/98      06/2018; two ten-    $145,407; increases        None             (19)
(18)                                                    year renewal         by 10% after the
(the  "Mesquite                                         options              fifth lease year and
Property ")                                                                  after every five
Existing restaurant                                                          years thereafter
                                                                             during the lease
The Mesquite Property                                                        term
is located on the east
side of Towne Crossing
Boulevard, west of
Interstate 635 and south
of Interstate 30, in
Mesquite, Dallas County,
Texas, in an area of mixed
retail, commercial, and
residential development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the Mesquite
Property include a Red
Lobster, an Outback
Steakhouse, an Olive
Garden, a Tony Roma's, a
TGI Friday's, a Grady's,
a Black-eyed Pea, a Chili's,
and several local restaurants.



                                                                -61-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
      Competition           Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------------------   ------------     --------      ---------------       ---------------     -----------        -----------

Steak and Ale (17)       $1,674,419       06/16/98      06/2018; two        $171,628; increases    None                  (19)
(18)                                                    ten-year renewal    by 10% after the
(the  "Miami                                            options             fifth lease year and
Property ")                                                                 after every five
Existing restaurant                                                         years thereafter
                                                                            during the lease
The Miami Property is                                                       term
located on the northwest
side of Southwest 97th
Avenue, east of Route
874 South, in Miami,
Dade County, Florida,
in an area of mixed
retail, commercial, and
residential development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the Miami
Property include a Tony
Roma's and a Boston Market.


                                      -62-






Steak and Ale (17)       $1,604,651       06/16/98      06/2018; two        $164,477; increases    None                  (19)
(18)                                                    ten-year renewal    by 10% after the
(the  "Middletown                                       options             fifth lease year and
Property ")                                                                 after every five
Existing restaurant                                                         years thereafter
                                                                            during the lease
The Middletown                                                              term
Property is located on
the northwest quadrant
of Highway 35 and
Kings Highway, in
Middletown,
Monmouth County,
New Jersey, in an area
of mixed retail,
commercial, and
residential development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the Middletown
Property include a Wendy's
and a local restaurant.



                                                                -63-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
     Competition            Price (1)      Acquired      Renewal Options       Annual Rent (2)         Rent           To Purchase
----------------------    ------------     --------      ---------------       ---------------     ------------       -----------

Steak and Ale (17)       $1,558,140       06/16/98      06/2018; two        $159,709; increases    None                  (19)
(18)                                                    ten-year renewal    by 10% after the
(the  "Orlando #3                                       options             fifth lease year and
Property ")                                                                 after every five
Existing restaurant                                                         years thereafter
                                                                            during the lease
The Orlando #3                                                              term
Property is located on
the southwest corner of
North Semoran
Boulevard and East
Colonial Drive, in
Orlando, Orange
County, Florida, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Orlando #3 Property
include several local
restaurants.


                                      -64-






Steak and Ale (17)       $1,232,558       06/16/98      06/2018; two        $126,337; increases    None                  (19)
(18)                                                    ten-year renewal    by 10% after the
(the  "Palm Harbor                                      options             fifth lease year and
Property ")                                                                 after every five
Existing restaurant                                                         years thereafter
                                                                            during the lease
The Palm Harbor                                                             term
Property is located on
the west side of U.S.
19 North within the
Fountain Mall Shopping
Center, in Palm Harbor,
Pinellas County, Florida,
in an area of mixed retail,
commercial, and residential
development. Other fast-
food, family-style, and
casual dining restaurants
located in proximity to the
Palm Harbor Property include
a Hops Grill & Bar, a
Carrabba's Italian Grill,
and several local restaurants.



                                                                -65-





                                                           Lease Expira-
Property Location and       Purchase         Date            tion and              Minimum         Percentage           Option
      Competition           Price (1)      Acquired       Renewal Options      Annual Rent (2)         Rent           To Purchase
-----------------------   ------------     --------       ---------------      ---------------     -----------        -----------

Steak and Ale (17)       $1,116,279       06/16/98      06/2018; two ten-    $114,419; increases   None                  (19)
(18)                                                    year renewal         by 10% after the
(the  "Pensacola #3                                     options              fifth lease year and
Property ")                                                                  after every five
Existing restaurant                                                          years thereafter
                                                                             during the lease
The Pensacola #3                                                             term
Property is located on
the south side of
Plantation Road and on
the west side of North
Davis Highway, in
Pensacola, Escambia
County, Florida, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Pensacola #3 Property
include a Darryl's, a
Bennigan's, and
several local
restaurants.


                                      -66-






Steak and Ale (17)       $1,418,605       06/16/98      06/2018; two ten-    $145,407; increases   None                  (19)
(18)                                                    year renewal         by 10% after the
(the  "Tulsa Property ")                                options              fifth lease year and
Existing restaurant                                                          after every five
                                                                             years thereafter
The Tulsa Property is                                                        during the lease
located on the                                                               term
southeast corner of
East 51st Street and
Vandalia Avenue, in
Tulsa, Tulsa County,
Oklahoma, in an area
of mixed retail,
commercial, and
residential development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the Tulsa
Property include a Red
Lobster and several
local restaurants.



                                                                -67-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
      Competition           Price (1)      Acquired      Renewal Options       Annual Rent (2)         Rent           To Purchase
-----------------------   ------------     --------      ---------------       ---------------     -----------        -----------

Ponderosa Steak          $1,632,542       06/17/98      06/2013; three      $169,376 (6);          for each lease    at any time
House (20)               (3) (6)                        five-year           increases by 10%       year, (i) 6% of   after the
(the  "Johnstown                                        renewal options     after the fifth lease  annual gross      fifth lease
Property ")                                                                 year and after every   sales minus (ii)  year
Restaurant to be                                                            five years thereafter  the minimum
constructed                                                                 during the lease       annual rent for
                                                                            term                   such lease year
The Johnstown Property
is located on the north
side of Oakridge Drive
and the south side of
Mall Ring Road, in
Johnstown, Cambria County,
Pennsylvania, in an area
of mixed retail,
commercial, and residential
development. Other fast-
food, family-style, and
casual dining restaurants
located in proximity to the
Johnstown Property include a
McDonald's, a Red Lobster,
a Taco Bell, a Ryan's Family
Steak House, a Perkins, an
Applebee's, an Italian Oven,
a Ground Round, a Long John
Silver's, and a local restaurant.


                                      -68-






Wendy's (15) (21)        $17,525          07/10/98      07/2018; four       10.25% of Total        for each lease    at the end of
(the  "Knoxville #4      (excluding                     five-year           Cost (4)               year, (i) 7% of   the initial
Property")              development                    renewal options                            annual gross      lease term
Restaurant to be         costs) (3)                                                                sales times the
constructed                                                                                        Building
                                                                                                   Overage
The Knoxville #4                                                                                   Multiplier (22)
Property is located in                                                                             minus (ii) the
the Crown Point Plaza                                                                              minimum
Shopping Center                                                                                    annual rent for
located on the north                                                                               such lease year
side of Clinton
Highway, east of
Callahan Road, in
Knoxville, Knox
County, Tennessee, in
an area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Knoxville #4 Property
include a KFC, a
Burger King, and a
McDonald's.



                                                                -69-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
      Competition           Price (1)      Acquired      Renewal Options       Annual Rent (2)         Rent           To Purchase
-----------------------   ------------     --------      ---------------       ---------------     -----------        -----------

Black-eyed Pea           $1,279,118       07/14/98      07/2013; five       $134,307; increases    for each lease    at any time
(the  "Herndon                                          five-year           by 10% after the       year, 6% of       after the
Property ")                                             renewal options     ninth lease year and   the amount by     seventh
Existing restaurant                                                         after every five       which annual      lease year
                                                                            years thereafter       gross sales
The Herndon Property                                                        during the lease       exceed
is located on the south                                                     term                   $2,200,000
side of Elden Street,
east of the Herndon Central
Business District, in Herndon,
Fairfax County, Virginia, in
an area of mixed retail,
commercial, and residential
development. Other fast-food,
family-style, and casual
dining restaurants located in
proximity to the Herndon
Property include a Burger
King, a Friendly's, a
Fuddruckers, a Pizza Hut,
and several local restaurants.


                                      -70-






Ponderosa Steak          $1,727,272       07/14/98      10/2012; three      $179,204; increases    for each lease    at any time
House (20)                                              five-year           by 10% after the       year, (i) 6% of   after the
(the  "Blue Springs                                     renewal options     fifth lease year and   annual gross      fifth lease
Property ")                                                                 after every five       sales minus (ii)  year
Existing restaurant                                                         years thereafter       the minimum
                                                                            during the lease       annual rent for
The Blue Springs                                                            term                   such lease year
Property is located on
the northwest quadrant
of U.S. Highway 40
and State Highway 7,
in Blue Springs,
Jackson County,
Missouri, in an area of
mixed retail, commercial,
and residential development.
Other fast-food, family-
style, and casual dining
restaurants located in
proximity to the Blue
Springs Property include a
Taco Bell, a McDonald's, a
Fazoli's, a Popeyes, a
Little Caesar's, an Arby's,
and a local restaurant.



                                                                -71-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
     Competition            Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------------------   ------------     --------      ---------------       ---------------     -----------        -----------

Golden Corral (14)       $1,167,283       07/15/98      07/2013; four             $125,483         for each lease    during the
(the  "Clovis                                           five-year                                  year, 5% of       first through
Property ")                                             renewal options                            the amount by     seventh
Existing restaurant                                                                                which annual      lease years
                                                                                                   gross sales       and the
The Clovis Property is                                                                             exceed            tenth
located on the                                                                                     $2,151,383        through
northeast corner of                                                                                (11)              fifteenth
North Prince Street and                                                                                              lease years
Llano Estacado                                                                                                       only
Boulevard, in Clovis,
Curry County, New Mexico,
in an area of mixed retail,
commercial, and residential
development. Other fast-
food, family-style, and
casual dining restaurants
located in proximity to the
Clovis Property include a
local restaurant.


                                      -72-






IHOP (13)                $1,243,259       07/20/98      07/2018; three            $116,618         None              during the
(the "Poughkeepsie                                     five-year                                                    eleventh
Property")                                             renewal options                                              lease year
Existing restaurant                                                                                                  only

The Poughkeepsie Property
is located on the east side
of South Road, south of
the Poughkeepsie Central
Business District, in
Poughkeepsie, Dutchess County,
New York, in an area of mixed
retail, commercial, and
residential development.
Other fast-food, family-style,
and casual dining restaurants
located in proximity to the
Poughkeepsie Property include
a Denny's, a KFC, a Lone Star
Steakhouse & Saloon, and a
Friendly's.



                                                                -73-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
      Competition           Price (1)      Acquired      Renewal Options       Annual Rent (2)         Rent           To Purchase
-----------------------   ------------     --------      ---------------       ---------------     ------------       -----------

Jack in the Box (5)      $1,050,616       07/20/98      07/2016; four       $102,435 (6);          None              at any time
(the  "Chandler          (3) (6)                        five-year           increases by 8%                          after the
Property ")                                             renewal options     after the fifth lease                    seventh
Restaurant to be                                                            year and after every                     lease year
constructed                                                                 five years thereafter
                                                                            during the lease
The Chandler Property                                                       term
is located on the
southwest quadrant of
Cooper Road and Ray Road,
in Chandler, Maricopa County,
Arizona, in an area of mixed
retail, commercial, and
residential development.
Other fast-food, family-style,
and casual dining restaurants
located in proximity to the
Chandler Property include a
Subway Sandwich Shop, a
McDonald's, a Taco Bell, and
a local restaurant.


                                      -74-






Taco Bell                $224,967         07/21/98      07/2018; two        10.25% of Total        for each lease    at any time
(the "Livingston        (excluding                     five-year           Cost (4); increases    year, (i) 7% of   after the
Property")              development                    renewal options     by 10% after the       annual gross      seventh
Restaurant to be         costs) (3)                                         fifth lease year and   sales minus (ii)  lease year
constructed                                                                 after every five       the minimum
                                                                            years thereafter       annual rent for
The Livingston                                                              during the lease       such lease year
Property is located on                                                      term
the east side of West
Main Street, east of the
Livingston Central
Business District, in
Livingston, Overton
County, Tennessee, in
an area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Livingston Property
include a Sonic Drive-
In, a KFC, and an
Arby's.



                                                                -75-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
     Competition            Price (1)      Acquired      Renewal Options       Annual Rent (2)         Rent           To Purchase
-----------------------   ------------     --------      ---------------       ---------------     ------------       -----------

Jack in the Box (5)      $1,005,188       07/23/98      07/2016; four       $98,006 (6);           None              at any time
(the  "Lufkin #2         (3) (6)                        five-year           increases by 8%                          after the
Property ")                                             renewal options     after the fifth lease                    seventh
Restaurant to be                                                            year and after every                     lease year
constructed                                                                 five years thereafter
                                                                            during the lease
The Lufkin #2                                                               term
Property is located on
the southeast corner of
State Highway 94 and F.M.
1271, in Lufkin, Angelina
County, Texas, in an area
of mixed retail, commercial,
and residential development.
Other fast-food, family-style,
and casual dining restaurants
located in proximity to the
Lufkin #2 Property include a
Dairy Queen.


                                      -76-






Roadhouse Grill          $860,897         07/24/98      07/2011; two        9.90% of Total Cost    None              at any time
(the  "Pensacola #4      (excluding                     ten-year renewal    (4); increases by                        after the
Property ")              development                    options             10% after the fifth                      seventh
Restaurant to be         costs) (3)                                         lease year and after                     lease year
renovated                                                                   every five years
                                                                            thereafter during the
The Pensacola #4                                                            lease term
Property is located on
the east side of North
Davis Highway, south
of Interstate 10, in
Pensacola, Escambia
County, Florida, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Pensacola #4 Property
include a Wendy's, a
Honey Baked Ham, a
Waffle House, a
Fazoli's, a Pizza Hut, a
Darryl's, a Bennigan's,
a Steak and Ale, and
several local
restaurants.



                                                                -77-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
      Competition           Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------------------   ------------     --------      ---------------       ---------------     -----------        -----------

Golden Corral (14)       $280,312          08/07/98     02/2014; four       10.75% of Total        for each lease    during the
(the  "Dublin            (excluding                     five-year           Cost (4)               year, 5% of       first through
Property ")              development                    renewal options                            the amount by     seventh
Restaurant to be         costs) (3)                                                                which annual      lease years
constructed                                                                                        gross sales       and the
                                                                                                   exceed            tenth
The Dublin Property is                                                                             $2,371,369        through
located on the                                                                                     (11)              fifteenth
northeast corner of                                                                                                  lease years
Shannon Drive and                                                                                                    only
U.S. Highway 80, in
Dublin, Laurens
County, Georgia, in an
area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Dublin Property
include a Red Lobster,
a Krystal Burger, an
Applebee's, a Chick-
Fil-A, a Wendy's, a
Fazoli's, and several
local restaurants.


                                      -78-






TGI Friday's             $1,602,944       08/12/98      08/2018; four       $160,294; increases    for each lease    at any time
(the  "El Paso                                          five-year           by 10% after the       year, (i) 4.75%   after the
Property ")                                             renewal options     tenth lease year and   of annual gross   seventh
Existing restaurant                                                         after every five       sales minus (ii)  lease year
                                                                            years thereafter       the minimum
The El Paso Property                                                        during the lease       annual rent for
is located on the east                                                      term                   such lease year
side of Lee Trevino
Drive, east of the El
Paso Central Business
District, in El Paso, El
Paso County, Texas, in
an area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the El
Paso Property include
a Popeyes, a Jack in
the Box, and a local
restaurant.



                                                                -79-





                                                          Lease Expira-
Property Location and       Purchase         Date           tion and               Minimum         Percentage           Option
     Competition            Price (1)      Acquired      Renewal Options       Annual Rent (2)        Rent            To Purchase
-----------------------   ------------     --------      ---------------       ---------------     -----------        -----------

IHOP (13)                $408,019         08/14/98      08/2018; three      9.39% of Total Cost         None         during the
(the  "Greeley           (excluding                     five-year           (4)                                      eleventh
Property ")              development                    renewal options                                              lease year
Restaurant to be         costs) (3)                                                                                  and at the
constructed                                                                                                          end of the
                                                                                                                     initial lease
The Greeley Property                                                                                                 term
is located on the
northeast corner of
31st Avenue and 29th
Street, in Greeley,
Weld County, Colorado,
in an area of mixed
retail, commercial,
and residential development.
Other fast-food, family-style,
and casual dining restaurants
located in proximity to the
Greeley Property include a
Perkins, a Red Lobster, and
a local restaurant.


                                      -80-






Wendy's (15) (21)              (3)        08/14/98      08/2018; two        11.98% of Total        for each lease    at the end of
(the  "Seymour                                          five-year           Cost (4)               year, (i) 7% of   the initial
Property")                                             renewal options                            annual gross      lease term
Restaurant to be                                                                                   sales times the
constructed                                                                                        Building
                                                                                                   Overage
The Seymour Property                                                                               Multiplier (23)
is located on the                                                                                  minus (ii) the
southeast corner of                                                                                minimum
Macon Lane and                                                                                     annual rent for
Chapman Highway, in                                                                                such lease year
Seymour, Sevier
County, Tennessee, in
an area of mixed retail,
commercial, and
residential
development.  Other
fast-food, family-style,
and casual dining
restaurants located in
proximity to the
Seymour Property
include a Domino's
Pizza and a Subway
Sandwich Shop.


-----------------------
FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

         Property                           Federal Tax Basis         Property                    Federal Tax Basis
         --------                           -----------------         --------                    -----------------
         Somerset Property                        $   609,000         Norcross Property                 $   976,000
         Pflugerville Property                        668,000         Smyrna Property                       654,000
         Waxahachie Property                          558,000         Hollywood Property                    988,000
         Hutchins Property                            680,000         Brunswick Property                  1,183,000
         Phoenix #4 Property                          371,000         Knoxville #3 Property                 476,000
         Columbus #2 Property                         601,000         Orlando #4 Property                 1,387,000
         Atlanta #2 Property                          646,000         Atlanta #3 Property                   621,000
         Gun Barrel City Property                     576,000         Johnstown Property                  1,124,000
         Nacogdoches Property                         674,000         Knoxville #4 Property                 479,000
         Glendale Property                            494,000         Herndon Property                      986,000
         Warwick Property                             699,000         Blue Springs Property               1,132,000
         St. Louis Property                           761,000         Clovis Property                       802,000
         Avondale Property                            639,000         Poughkeepsie Property                 804,000
         Columbus #3 Property                         730,000         Chandler Property                     630,000
         Naperville Property                        1,360,000         Livingston Property                   408,000
         Fresno #2 Property                           573,000         Lufkin #2 Property                    647,000
         Arab Property                                454,000         Pensacola #4 Property                 698,000
         Athens Property                              978,000         Dublin Property                     1,075,000
         Conyers Property                             227,000         El Paso Property                    1,140,000
         Doraville Property                           826,000         Greeley Property                    1,048,000
         Jonesboro Property                           691,000         Seymour Property                      472,000
         Marietta #2 Property                         895,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Somerset, Phoenix #4, Columbus #2, Atlanta #2, Knoxville #3, Orlando #4, Atlanta #3, Knoxville #4, Livingston, Pensacola #4 and Seymour Properties, minimum annual rent will become due and payable on the earlier of (i) a specific number of days (ranging from 120 to 270) after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public or (iv) the date the tenant receives from the landlord its final funding of the construction costs. For the Brunswick and Dublin Properties, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued or (iii) the date the restaurant opens for business to the public. For the Greeley Property, minimum annual rent will become due and payable on the earlier of (i) the date the certificate of occupancy for the restaurant is issued or (ii) the date the restaurant opens for business to the public. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Somerset, Phoenix #4, Knoxville #3, Atlanta #3, Knoxville #4, Livingston, Pensacola #4 and Seymour Properties, as described above, the tenant shall pay monthly interim rent equal to a specified rate per annum (ranging from 9.90% to 11%) of the amount funded by the Company in connection with the purchase and construction of the Properties. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Columbus #2 and Atlanta #2 Properties, as described above, the tenant shall pay monthly interim rent equal to the product of 325 basis points over the "Applicable Treasury Rate" (US Treasuries with a maturity date of 20 years) multiplied by the amounts funded by the Company in connection with the purchase and construction of the Properties. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Brunswick, Dublin and Greeley Properties, as described above, interim rent equal to a specified rate per annum (ranging from 9.39% to 10%) of the amount funded by the Company in connection with the purchase and construction of the Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs.

(3) The development agreements or lease addendums for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below. The maximum cost to the Company (including the purchase price of the land, development costs, and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:

         Property                     Estimated Maximum Cost         Estimated Final Completion Date
         --------                     ----------------------         -------------------------------
         Somerset Property                    $1,129,565                    Opened for business July 7, 1998
         Pflugerville Property                 1,299,700                    August 31, 1998
         Waxahachie Property                     973,022                    September 9, 1998
         Hutchins Property                       895,688                    September 12, 1998
         Phoenix #4 Property                     822,519                    September 20, 1998
         Columbus #2 Property                  1,013,726                    October 3, 1998
         Atlanta #2 Property                   1,244,240                    October 4, 1998
         Gun Barrel City Property                811,891                    October 10, 1998
         Nacogdoches Property                    999,670                    October 10, 1998
         St. Louis Property                    1,150,008                    October 11, 1998
         Avondale Property                     1,175,298                    October 27, 1998
         Fresno #2 Property                      972,841                    November 18, 1998
         Brunswick Property                    1,654,127                    December 2, 1998
         Knoxville #3 Property                 1,010,352                    October 3, 1998
         Orlando #4 Property                   2,110,561                    December 5, 1998
         Atlanta #3 Property                     926,114                    December 6, 1998
         Johnstown Property                    1,632,542                    December 14, 1998
         Knoxville #4 Property                   461,368                    November 7, 1998
         Chandler Property                     1,050,616                    January 16, 1999
         Livingston Property                     603,228                    January 17, 1999
         Lufkin #2 Property                    1,005,188                    January 19, 1999
         Pensacola #4 Property                 1,573,553                    April 20, 1999
         Dublin Property                       1,289,988                    February 3, 1999
         Greeley Property                      1,263,980                    November 12, 1998
         Seymour Property                        454,540                    December 12, 1998

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs and (iii) actual development costs incurred under the development agreement or lease addendum.

(5) The lessee of the Pflugerville, Waxahachie, Hutchins, Gun Barrel City, Nacogdoches, St. Louis, Avondale, Fresno #2, Chandler and Lufkin #2 Properties is the same unaffiliated lessee.

(6) The Company paid for all construction costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) The lessee of the Columbus #2, Atlanta #2 and Arab Properties is the same unaffiliated lessee.

(8) Initial minimum annual rent shall equal the lease rate which is in effect 15 business days prior to the commencement of the annual rent (See footnote 2), multiplied by the amount funded by the Company in connection with the purchase and construction of the Property. Minimum annual rent shall be adjusted upward at the end of every three years after the Company's closing on the Property by the lower of (i) 4.14% of the minimum annual rent or (ii) an amount equal to the product obtained by multiplying the Consumer Price Index by three.

(9) The lessee of the Glendale, Warwick and Columbus #3 Properties is the same unaffiliated lessee.

(10) The tenant of this Property exercised its option under the terms of its lease agreement to substitute an existing Property with this replacement Property. The replacement Property will continue under the terms of the lease of the original Property.

(11) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(12) The lessee of the Athens, Conyers, Doraville, Jonesboro, Marietta #2, Norcross and Smyrna Properties is the same unaffiliated lessee.

(13) The lessee of the Hollywood, Poughkeepsie and Greeley Properties is the same unaffiliated lessee.

(14) The lessee of the Brunswick, Clovis and Dublin Properties is the same unaffiliated lessee.

(15) The lessee of the Knoxville #3, Knoxville #4 and Seymour Properties is the same unaffiliated lessee.

(16) The Company acquired an interest in CNL/Lee Vista Joint Venture, a general partnership between the Company and an unaffiliated co-venturer. Based upon anticipated development costs for the Property, the Company expects to own an approximate 68% interest in the CNL/Lee Vista Joint Venture upon completion of construction.

(17) The lessee of the 18 Bennigan's Properties and the 18 Steak and Ale Properties is the same unaffiliated lessee.

(18) The Company and the lessee of 17 of the 18 Bennigan's Properties and the 18 Steak and Ale Properties have agreed that they will treat the leases of these Properties as financing transactions for federal income tax purposes, unless otherwise required by law. As a result, the Company will not be entitled to the depreciation relating to the buildings for federal income tax purposes.

(19) The lessee shall have the option to purchase the Property at any time during the 61st, 121st or 181st month of the lease, the 20th year of the lease and the last 30 days of any renewal term of the lease for prices equal to the purchase price of the Property to the Company plus a specified percentage (ranging from 10 to 30 percent depending on the time the option is exercised). If at the end of the initial lease term, or any subsequent renewal period, the lessee does not elect to purchase the Property or renew the lease, the Company may require the lessee to purchase the Property at a cost equal to the purchase price of the Property to the Company.

(20) The lessee of the Johnstown and Blue Springs Property is the same unaffiliated lessee.

(21) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

(22) The "Building Overage Multiplier" is calculated as follows: Building Overage Multiplier = (purchase price of the building) / (purchase price of the building + $457,143)

(23) The "Building Overage Multiplier" is calculated as follows: Building Overage Multiplier = (purchase price of the building) / (purchase price of the building + $285,714)

PENDING INVESTMENTS

         As of August 14, 1998, the Company had initial commitments to acquire 19 properties with purchase prices aggregating approximately $23,500,000. These 19 properties include 17 properties consisting of land and building and two properties consisting of building only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 19 of these properties are expected to be entered into on substantially the same terms described in "Business -- Description of Property Leases."

         In connection with two of the 19 properties, the Company anticipates owning only the buildings and not the underlying land. However, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in connection with one of the properties, and a tri-party agreement with the lessee and the landlord of the land in connection with the other property, in order to provide the Company with certain rights with respect to the land on which the buildings are located.

PORTFOLIO ACQUISITIONS

         As previously reported, the Company formed a special committee (the "Special Committee") consisting of the Independent Directors for the purpose of evaluating strategic alternatives designed to maximize stockholder value. The Special Committee retained the investment banking firms of Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Smith Barney, Inc. (the "Advising Firms") to advise the Special Committee regarding its strategic alternatives. On July 17, 1998, the Advising Firms presented their findings and supporting financial information to the Special Committee. Based on the reports of the Advising Firms and its own analyses, on July 20, 1998, the Special Committee unanimously agreed to present the recommendations described below to the full Board of Directors. The full Board of Directors unanimously adopted the recommendations of the Special Committee at a meeting held on July 24, 1998.

         In summary, the Special Committee concluded that the best means to maximize stockholder value would be for the Company to (i) significantly increase the size of the Company by acquiring from affiliates of the Company's Advisor portfolios of properties similar to those currently held by the Company;
(ii) become internally advised; (iii) acquire internal real estate development capability by acquiring the Advisor; (iv) expand its mortgage lending capabilities by acquiring an affiliate of the Advisor, thus allowing the Company to offer a full range of financing options to restaurant operators; and (v) list its common stock on a national stock exchange, assuming market conditions are favorable.

         Recommendation to Acquire CNL Funds' Restaurant Portfolios. The Special Committee recommended that the Company proceed to take the steps necessary to offer to acquire for securities of the Company the portfolios of restaurant properties and certain related restaurant businesses owned by 18 CNL Income Funds and eight CNL Income & Growth Funds (collectively, the "CNL Funds"). The CNL Funds are Florida limited partnerships that were formed from 1985 to 1997 by affiliates of CNL Group, Inc. and currently own or have invested in, in the aggregate, over 775 restaurant properties. Similar to the restaurant properties owned by the Company, the restaurant properties owned by the CNL Funds are generally leased on a triple-net basis to operators of selected national and regional fast-food, family-style, and casual dining restaurant chains. The acquisition of the CNL Funds' restaurant portfolios would result in the Company becoming one of the largest owners of restaurant properties in the United States with over $1.3 billion in assets.

         Recommendation to Acquire CNL Restaurant Related Entities. The Special Committee also recommended that the Company become an internally advised restaurant REIT and become a full-service development and financing entity by acquiring, in exchange for securities of the Company, the restaurant related activities conducted by CNL affiliates. The Special Committee recommended the Company acquire CNL Fund Advisors, Inc. (the "Advisor") and CNL Financial Corporation ("CFC"). Their businesses are described below.

         Since its inception, the Advisor has been the Company's advisor and, as such, has been responsible for the day-to-day operations of the Company, including investment analysis, acquisitions, due diligence, asset management and accounting services. CNL Restaurant Development, Inc., a company which develops restaurant properties for the Company and some of the CNL Funds, recently was merged with and into the Advisor. As a result of that merger, the Advisor now has restaurant development capabilities. The acquisition by the Company of the Advisor would give the Company internal administrative, management, acquisition and development capability.

         CFC funds mortgage loans on restaurant properties comparable to the restaurant properties currently owned by the Company. After funding the mortgage loans, CFC "securitizes" such loans by contributing them to a securitization entity which subsequently issues trust certificates representing beneficial ownership interests in the pool of mortgage loans and the proceeds received by the securitization entity are remitted to CFC. The acquisition of CFC would permit the Company to significantly expand its mortgage lending capabilities, thus allowing the Company to offer a full range of financing alternatives to restaurant operators.

         Recommendation to List Company Shares. The Special Committee also recommended that the Company provide increased liquidity and a trading market for its securities by listing its common stock on a national stock exchange. The Special Committee recommended that the Company seek to list its common stock either concurrently with the acquisitions described above or as shortly thereafter as market conditions are deemed to be favorable for such listing. The Special Committee further recommended that the Company evaluate a public offering of its common stock concurrently with the listing of its shares.

         The acquisitions of the CNL Funds' portfolios and the CNL restaurant related entities are subject to the Company negotiating acceptable purchase prices and other acquisition terms with each of the sellers and to obtain approval of the acquisitions by the limited partners of the CNL Funds and the shareholders of the other CNL restaurant related entities. Accordingly, the acquisition of such entities is not assured.

         In addition, in order to effect the acquisitions, the Company will need to increase its authorized common stock, which requires the approval of the Company's stockholders. It is expected that the request for a vote on such increase will be presented to the stockholders in early 1999. In connection with such vote, complete information on the proposed transaction will be delivered to the Company's stockholders. Prior to seeking that vote, the Company will obtain and furnish to the stockholders an opinion of a third party that the consideration proposed to be paid by the Company for the acquisitions is fair to the Company from a financial point of view.

DESCRIPTION OF PROPERTY LEASES

         Term of Leases. The following table sets forth the number of Property leases expiring in each year for the Properties owned by the Company as of August 14, 1998. Since lease renewal options are exercisable at the option of the tenant, the table below only presents the year in which the initial lease term expires.

           Year of Initial Lease
              Term Expiration               Number of Properties
           ---------------------            --------------------

                    2002                                1
                    2006                                1
                    2008                                2
                    2009                                1
                    2010                               10
                    2011                               22
                    2012                               39
                    2013                               15
                    2014                                5
                    2015                               31
                    2016                               63
                    2017                               73
                    2018                               58
                    2022                                1
                                                     ----

                    Total                             322
                                                     ====

MORTGAGE LOANS

         On August 14, 1998, the Company acquired Class F, Glass G and Class H Franchise Loan Certificates, Series 1998-1, (collectively, the "Certificates") from CNL Funding 98-1, LP, a mortgage loan securitization entity sponsored by CNL Financial Corp., an Affiliate of the Advisor ("CFC"). The aggregate purchase price paid for each of the Class F, Class G and Class H Franchise Loan Certificates was $3.97 million, $4.42 million and $7.71 million, respectively, representing an expected blended yield on the Certificates of 12.3 percent. The Class F and Class G Franchise Loan Certificates have been rated BB and B, respectively, by two major rating agencies and the Class H Franchise Loan Certificates will not be rated. Prior to acquiring the Certificates, a nationally recognized investment banking firm evaluated the Company's investment in the Certificates and the investment banking firm provided a valuation letter to the Company that the purchase price paid by the Company was consistent with the estimated value of the cash flow expected to be generated from the Certificates. In addition, the Independent Directors unanimously approved the acquisition of the Certificates as being fair and reasonable to the Company.

         CFC originates and services mortgage loans on restaurant properties comparable to the triple-net leased properties currently owned by the Company. The underwriting criteria utilized by CFC in connection with originating the mortgage loans is at least as stringent as the underwriting standards applied by the Company when determining whether to enter into a lease with a prospective tenant. After originating the mortgage loans, CFC contributes the loans to a securitization entity which subsequently issues trust certificates representing beneficial ownership interests in the pool of mortgage loans and the proceeds received by the securitization entity (less a placement fee and expenses) are remitted to CFC. The interests in the pool of loans are either rated by independent rating agencies or not rated and may be treated as investment grade or non-investment grade depending on the relative risk of the security, taking into account such factors as the likelihood of default on the underlying mortgages constituting the loan pool, the level of subordination of the interests as compared to other interests issued by the securitization entity, and the protection afforded by the mortgage obligation in the event of a bankruptcy or similar proceeding. The Certificates purchased by the Company are not investment grade or are not rated and therefore constitute an increased degree of investment risk as compared to investment grade securities. However, the Board of Directors believes that the acquisition of the Certificates represents an opportunity for the Company to achieve investment returns similar to those generated by its triple-net leased restaurant properties. In addition, the Company has pre-existing triple-net leasing arrangements with the majority of the borrowers underlying the pool of loans. Finally, the Board of Directors believes that the investment risk inherent in purchasing the Certificates has been properly reflected in the purchase price of the Certificates. Because of the underwriting standards employed, the Company's pre-existing relationship with a majority of the obligors on the mortgage loans underlying the loan pool and the purchase price of the Certificates (relative to the risk), the Board of Directors believes that the acquisition of the Certificates currently constitutes an attractive investment opportunity for the Company. The Company intends to treat the investment in the Certificates as a Mortgage Loan for the purposes of maintaining its policy that Mortgage Loans constitute only 5% to 10% of the Company's total investments.

BORROWING

         As of August 14, 1998, the Company had funded $26,775,233 in Secured Equipment Leases through advances under its Line of Credit and had used $19,000,000 of uninvested net offering proceeds to temporarily reduce the balance outstanding under the Line of Credit pending the investment of such offering proceeds in Properties or Mortgage Loans in order to reduce interest expense incurred by the Company.

SALE OF PROPERTIES

         In May and July 1998, the Company sold two of its Properties and one of its Properties to tenants for a total of approximately $1,233,000 and $713,000, respectively. The Company reinvested the net sales proceeds from the sale of these Properties in additional Properties.

         During the six months ended June 30, 1998, a tenant exercised its option under the terms of its lease agreements to exchange three existing Properties with three replacement Properties which were approved by the Company. In connection therewith, the Company exchanged three Boston Market Properties with three replacement Boston Market Properties. Under the exchange agreements for each Property, each replacement Property will continue under the terms of the leases of the original Properties. All closing costs were paid by the tenant. The Company accounted for these transactions as non-monetary exchanges of similar productive assets and recorded the acquisitions of the replacement Properties at the net book value of the original Properties. No gain or loss was recognized due to these transactions being accounted for as nonmonetary exchanges of similar assets.


                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements included in Exhibit B.

                                                                                                        May 2,
                                                                                                      1994 (Date
                                                                                                     of Inception)
                                     Six Months Ended                                                   through
                               June 30, 1998  June 30, 1997            Year Ended December 31,       December 31,
                               (Unaudited)     (Unaudited)         1997         1996        1995         1994
                               -------------  -------------     -----------  ----------   --------   -------------
Revenues                       $17,629,078       $6,715,234     $19,457,933  $6,206,684   $659,131     $    -
Net earnings                    14,015,473        5,227,095      15,564,456   4,745,962    368,779          -
Cash distributions declared (1) 15,992,806        6,282,470      16,854,297   5,436,072    638,618          -
Funds from operations (2)       15,633,534        5,801,102      17,348,723   5,257,040    469,097          -
Earnings per Share                    0.32             0.29            0.66        0.59       0.19          -
Cash distributions declared per Share 0.38             0.37            0.74        0.71       0.31          -
Weighted average number of Shares
   outstanding (3)              43,166,433       17,826,025      23,423,868   8,071,670  1,898,350          -

                               June 30, 1998  June 30, 1997  December 31,    December 31,  December 31,  December 31,
                               (Unaudited)    (Unaudited)       1997             1996          1995         1994
                               -----------    -------------  ------------    ------------  ------------  ------------

Total assets                   $470,119,410   $214,941,742   $339,077,762    $134,825,048  $ 33,603,084   $ 929,585
Total stockholders' equity      456,518,346    197,122,436    321,638,101     122,867,427    31,980,648     200,000

         (1) Approximately 12 percent, 17 percent, eight percent, 13 percent and 42 percent of cash distributions ($0.05, $0.06, $0.06, $0.09 and $0.13 per Share) for the six months ended June 30, 1998 and 1997, and the years ended December 31, 1997, 1996 and 1995, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis. The Company has not treated such amount as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

         (2) Funds from operations ("FFO"), based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net earnings determined in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. (Net earnings determined in accordance with GAAP include the noncash effect of straight- lining rent increases throughout the lease term and/or rental payments during the construction of a property prior to the date it is placed in service. Straight-lining rent is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the lease. During the six months ended June 30, 1998 and 1997, and the years ended December 31, 1997, 1996 and 1995, net earnings included
                  $1,303,987,   $616,027,  $1,941,054,   $517,067  and  $39,142,
                  respectively, of these amounts.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Exhibit B.

         (3) The weighted average number of Shares outstanding for the year ended December 31, 1995 is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION OF THE COMPANY

         This information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in real estate conditions, continued availability of proceeds from this offering, the ability of the Company to invest the proceeds of this offering, the ability of the Company to locate suitable tenants for its Properties and borrowers for its Mortgage Loans, and the ability of such tenants and borrowers to make payments under their respective leases, Secured Equipment Leases or Mortgage Loans.

INTRODUCTION

         The Company is a Maryland corporation that was organized on May 2, 1994, to acquire Properties, directly or indirectly through Joint Venture or co-tenancy arrangements, to be leased on a long-term, "triple-net" basis to operators of certain Restaurant Chains. In addition, the Company provides Mortgage Loans for the purchase of buildings, generally by borrowers that lease the underlying land from the Company. To a lesser extent, the Company offers Secured Equipment Leases to operators of Restaurant Chains. The following information should be read in conjunction with the section of the Prospectus entitled "Management's Discussion and Analysis of Financial Condition of the Company."

LIQUIDITY AND CAPITAL RESOURCES

         Upon completion of its Initial Offering on February 6, 1997, the Company had received subscription proceeds of $150,591,765 (15,059,177 Shares), including 59,177 Shares ($591,765) issued pursuant to the Company's Reinvestment Plan. Following the completion of its Initial Offering, the Company commenced the 1997 Offering of up to 27,500,000 Shares and upon completion of such offering on March 2, 1998, had received subscription proceeds of $251,872,648 (25,187,265 Shares), including 187,265 Shares ($1,872,648) issued pursuant to the Reinvestment Plan. Net offering proceeds received by the Company from the Prior Offerings, after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, totalled approximately $361,100,000. Following the completion of the 1997 Offering, the Company commenced this offering of up to 34,500,000 Shares. As of June 30, 1998, the Company had received subscription proceeds of $111,835,687 (11,183,568 Shares), including 182,351 Shares ($1,823,518) issued pursuant to the Reinvestment Plan in connection with this offering.

         As of June 30, 1998, the Company had received aggregate subscription proceeds of $514,300,100 (51,430,010 Shares) from its Initial Offering, 1997 Offering and this offering (collectively, the "Offerings"), including 428,793 Shares ($4,287,931) issued pursuant to the Reinvestment Plan. As of June 30, 1998, net offering proceeds to the Company from its Offerings, after deduction of selling commissions, marketing support, and due diligence expense reimbursement fees, and organizational and offering expenses, totalled $460,525,469. As of June 30, 1998, the Company had invested or committed for investment approximately $376,061,000 of aggregate net offering proceeds from its Offerings in 310 Properties (16 of which were under construction or renovation as of June 30, 1998) in providing mortgage financing through Mortgage Loans, in paying acquisition fees to the Advisor totalling $23,143,505, as well as certain acquisition expenses, leaving approximately $84,464,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans.

         In connection with the 16 Properties under construction or renovation at June 30, 1998 (six of which were under construction at December 31, 1997), the Company has entered into various development agreements with tenants which provide terms and specifications for the construction of buildings. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay are approximately $20,478,500, of which approximately $15,340,200 had been incurred as of June 30, 1998. The buildings under construction or renovation as of June 30, 1998, are expected to be operational by December 1998. In connection with the purchase of each Property, the Company, as lessor, has entered into a long-term lease agreement.

         In June 1998, the Company entered into a joint venture arrangement, CNL/Lee Vista Joint Venture, with a third party to construct and hold one restaurant property. As of June 30, 1998, the Company had contributed $112,847 to pay for construction relating to the Property owned by the Joint Venture. The Company has agreed to contribute approximately $1,303,900 in additional construction costs to the Joint Venture. When construction is completed, the Company expects to have an approximate 68 percent interest in the profits and losses of the Joint Venture.

         During the six months ended June 30, 1998, the Company received advances totalling $2,979,403 under the Line of Credit to provide equipment financing. The balance of the Line of Credit was $5,438,446 as of June 30, 1998. The Company expects to obtain additional advances under the Line of Credit to fund future equipment financing requirements and from time to time may obtain additional advances to purchase Properties and fund Mortgage Loans.

         On June 30, 1998, the Company entered into a promissory note with a borrower for equipment financing for $2,200,000, which is collateralized by restaurant equipment. The promissory note bears interest at a rate of ten percent per annum and will be collected in consecutive monthly installments of principal and interest of $36,523 beginning July 1, 1998, with a balloon payment due September 15, 1998 for the remaining unpaid balance.

         During the six months ended June 30, 1998, a tenant exercised its option under the terms of its lease agreements to exchange three existing Properties for three replacement Properties which were approved by the Company. In connection therewith, the Company exchanged three Boston Market Properties with three replacement Boston Market Properties. Under the exchange agreements for each Property, each replacement Property will continue under the terms of the leases of the original Properties. All closing costs were paid by the tenant. The Company accounted for these transactions as nonmonetary exchanges of similar productive assets and recorded the acquisitions of the replacement Properties at the net book value of the original Properties. No gain or loss was recognized due to these transactions being accounted for as nonmonetary exchanges of similar assets.

         In addition, in May 1998, the Company sold two Properties to third parties. The Company received net sales proceeds of approximately $1,233,700 which approximated the carrying value of the Properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

         During the period July 1, 1998 through August 14, 1998, the Company received subscription proceeds for an additional 4,497,665 Shares ($44,976,648) of Common Stock.

         In addition, during the period July 1, 1998 through August 14, 1998, the Company acquired 13 Properties (eight of which are under construction or renovation) for cash at a total cost of approximately $10,883,000, excluding development and closing costs. The development costs (including the purchase of the land and closing costs) to be paid by the Company relating to the eight Properties under construction or renovation are estimated to be approximately $7,702,000. In connection with the purchase of each of the 13 Properties, the Company, as lessor, entered into a long-term lease agreement. The buildings under construction or renovation are expected to be operational or renovated by April 1999.

         As of August 14, 1998, the Company had received aggregate subscription proceeds of $559,276,748 (55,927,675 Shares) from the Offerings, including $4,287,932 (428,793 Shares) through its Reinvestment Plan. As of August 14, 1998, the Company had invested or committed for investment approximately $406,200,000 of aggregate net offering proceeds in 322 Properties in providing mortgage financing through Mortgage Loans and in paying acquisition fees and certain acquisition expenses, leaving approximately $95,700,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans.

         Additionally,   the  Company   currently  is   negotiating  to  acquire
additional Properties, but as of August 14, 1998 had not acquired any such Properties.

         The Company expects to use uninvested Net Offering Proceeds, plus any Net Offering Proceeds from the sale of additional Shares, to purchase additional Properties, to fund construction and renovation costs relating to the Properties under construction and to make Mortgage Loans. The Company does not intend to use Net Offering Proceeds to fund Secured Equipment Leases; however, from time to time the Company may use uninvested Net Offering Proceeds to repay a portion of or all of the balance outstanding under the Line of Credit pending the investment of such offering proceeds in Properties or Mortgage Loans, in order to reduce the Company's interest cost during such period. The Company expects to fund the Secured Equipment Leases with proceeds from the Line of Credit. The number of Properties to be acquired and Mortgage Loans to be entered into will depend upon the amount of Net Offering Proceeds available to the Company, although the Company is expected to have a total portfolio of 670 to 730 Properties if the maximum number of Shares are sold in this offering. The Company intends to limit equipment financing to ten percent of the aggregate gross offering proceeds from its offerings.

         Properties are and will be leased on a triple-net basis, meaning that tenants are generally required to pay all repairs and maintenance, property taxes, insurance and utilities. Rental payments under the leases are expected to exceed the Company's Operating Expenses. For these reasons, no short-term or long-term liquidity problems currently are anticipated by management.

         Until Properties are acquired or Mortgage Loans are entered into, Net Offering Proceeds are held in short-term, highly liquid investments which management believes to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire Properties or to fund Mortgage Loans at such time as suitable Properties and investments in Mortgage Loans are identified. At June 30, 1998 and December 31, 1997, the Company had $78,377,384 and $49,595,001,
respectively, invested in such short-term investments (including certificates of deposit in the amount of $2,008,304 and $2,008,224, respectively). The increase in the amount invested in short-term investments is primarily attributable to the receipt of subscription proceeds during the six months ended June 30, 1998. These funds will be used primarily to purchase and develop or renovate Properties (directly or indirectly through joint venture arrangements), to make Mortgage Loans, to pay offering and acquisition costs, to pay Distributions to stockholders, to temporarily reduce amounts outstanding under the Line of Credit pending the investment of Net Offering Proceeds, to pay Company expenses, and, in management's discretion, to create cash reserves.

         During the six months ended June 30, 1998 and 1997, the Advisor and its Affiliates incurred on behalf of the Company $2,190,143 and $1,361,009, respectively, for certain offering expenses, $536,646 and $329,237, respectively, for certain acquisition expenses, and $380,705 and $236,639, respectively, for certain Operating Expenses. As of June 30, 1998 and 1997, the Company owed the Advisor and its Affiliates $1,395,030 and $1,516,794, respectively, for such amounts, unpaid fees and administrative expenses. As of August 1, 1998, the Company had reimbursed all such amounts. The Advisor has agreed to pay or reimburse to the Company all Offering Expenses in excess of three percent of the gross proceeds from this offering. As of June 30, 1998, the Offering Expenses had not exceeded this amount.

         During the six months ended June 30, 1998 and 1997, the Company generated cash from operations (which includes cash received from tenants and interest and other income received, less cash paid for Operating Expenses) of $16,592,789 and $6,314,003, respectively. Based on cash from operations, the Company declared and paid Distributions to its stockholders of $15,992,806 and $6,282,470 during the six months ended June 30, 1998 and 1997, respectively. In addition, on July 1, 1998 and August 1, 1998, the Company declared Distributions to its stockholders totalling $3,283,093 and $3,466,888, respectively, payable in September 1998. For the six months ended June 30, 1998 and 1997, approximately 86 and 92 percent, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 14 and eight percent, respectively, were considered a return of capital for federal income tax purposes. However, no amounts distributed or to be distributed to the stockholders as of August 1, 1998, are required to be or have been treated by the Company as a return of capital for purposes of calculating the Stockholders' Return on their Invested Capital.

         Management believes that the Properties are adequately covered by insurance. In addition, the Advisor has obtained contingent liability and property coverage for the Company. This insurance policy is intended to reduce the Company's exposure in the unlikely event a tenant's insurance policy lapses or is insufficient to cover a claim relating to a Property. The Company's investment strategy of acquiring Properties for cash and leasing them under triple-net leases to operators who meet specified financial standards is expected to minimize the Company's other Operating Expenses.

         Due to the fact that the Properties are leased on a long-term, triple-net basis, management does not believe that working capital reserves are necessary at this time. Management has the right to cause the Company to maintain reserves if, in their discretion, they determine such reserves are required to meet the Company's working capital needs.

         Management expects that the cash generated from operations will be adequate to pay Operating Expenses.

         The Company formed a special committee (the "Special Committee") consisting of the Independent Directors for the purpose of evaluating strategic alternatives designed to maximize stockholder value. The Special Committee retained the investment banking firms of Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Smith Barney, Inc. (the "Advising Firms") to advise the Special Committee regarding its strategic alternatives. On July 17, 1998, the Advising Firms presented their findings and supporting financial information to the Special Committee. Based on the reports of the Advising Firms and its own analyses, on July 20, 1998, the Special Committee unanimously agreed to present the recommendations described below to the full Board of Directors. The full Board of Directors unanimously adopted the recommendations of the Special Committee at a meeting held on July 24, 1998.

         In summary, the Special Committee concluded that the best means to maximize stockholder value would be for the Company to (i) significantly increase the size of the Company by acquiring from affiliates of the Company's Advisor portfolios of properties similar to those currently held by the Company;
(ii) become internally advised; (iii) acquire internal real estate development capability by acquiring the Advisor; (iv) expand its mortgage lending capabilities by acquiring an affiliate of the Advisor, thus allowing the Company to offer a full range of financing options to restaurant operators; and (v) list its common stock on a national stock exchange, assuming market conditions are favorable.

         The Special Committee recommended that the Company seek to list its common stock either concurrently with the acquisitions described below or as shortly thereafter as market conditions are deemed to be favorable for such listing. The Special Committee further recommended that the Company evaluate a public offering of its common stock concurrently with the listing of its shares.

         The acquisitions of portfolios of restaurant properties and certain related restaurant businesses owned by 18 CNL Income Funds and eight CNL Income & Growth Funds (collectively, the "CNL Funds") and the acquisitions of CNL restaurant related entities are subject to the Company negotiating acceptable purchase prices and other acquisition terms with each of the sellers and to obtain approval of the acquisitions by the limited partners of the CNL Funds and the shareholders of other CNL restaurant related entities. Accordingly, the acquisition of such entities is not assured.

         In addition, in order to effect the acquisitions, the Company will need to increase its authorized common stock, which requires the approval of the Company's stockholders. It is expected that the request for a vote on such increase will be presented to the stockholders in early 1999. In connection with such vote, complete information on the proposed transaction will be delivered to the Company's stockholders. Prior to seeking that vote, the Company will obtain and furnish to the stockholders an opinion of a third party that the consideration proposed to be paid by the Company for the acquisitions is fair to the Company from a financial point of view.

RESULTS OF OPERATIONS

         As of June 30, 1998, the Company had purchased and entered into long-term, triple-net leases for 310 Properties.

         The Property leases provide for minimum base annual rental payments ranging from approximately $61,900 to $467,500, which are payable in monthly installments. In addition, certain leases provide for percentage rent based on sales in excess of a specified amount. The majority of the leases also provide that, commencing in generally the sixth lease year, the annual base rent required under the terms of the leases will increase. In connection therewith, the Company earned $13,816,443 in rental income from operating leases and earned income from direct financing leases from 310 Properties and 28 Secured Equipment Leases during the six months ended June 30, 1998, and $4,965,297 from 143 Properties and 12 Secured Equipment Leases during the six months ended June 30, 1997 ($7,137,745 and $2,875,572 of which was earned during the quarters ended June 30, 1998 and 1997, respectively). Because the Company has not yet acquired all of its Properties and certain Properties were under construction as of June 30, 1998, revenues for the six months ended June 30, 1998, represent only a portion of revenues which the Company is expected to earn in future periods.

         As of June 30, 1998 and 1997, the Company had mortgage notes receivable with carrying values of $17,451,841 and $17,737,107, respectively. In connection therewith, the Company earned $864,049 and $815,192 in interest income relating to such Mortgage Loans during the six months ended June 30, 1998 and 1997, respectively, $430,972 and $439,835 of which was earned during the quarters ended June 30, 1998 and 1997, respectively. The increase during the six months ended June 30, 1998, as compared to the six months ended June 30, 1997, was attributable to the Company entering into a new promissory note in March 1997 in connection with an additional Mortgage Loan.

         During the six months ended June 30, 1998 and 1997, the Company also earned $2,966,816 and $934,745, respectively, in interest and other income, $1,750,787 and $460,329 of which was earned during the quarters ended June 30, 1998 and 1997, respectively, from promissory notes relating to Secured Equipment Leases entered into in October 1997 and June 1998, from investments in money market accounts or other short-term, highly liquid investments and other income. Interest income is expected to increase as the Company invests subscription proceeds received in the future relating to this offering in short-term highly liquid investments pending investment in Properties and Mortgage Loans. However, as Net Offering Proceeds are invested in Properties and used to make Mortgage Loans, interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease.

         Operating Expenses, including depreciation and amortization expense, were $3,429,561 and $1,472,413 for the six months ended June 30, 1998 and 1997, respectively, of which $1,629,554 and $792,590 were incurred for the quarters ended June 30, 1998 and 1997, respectively. Total Operating Expenses increased primarily as a result of the Company owning additional Properties during the quarter and six months ended June 30, 1998, as compared to the quarter and six months ended June 30, 1997. General and administrative expenses as a percentage of total revenues is expected to decrease as the Company acquires additional Properties, invests in additional Mortgage Loans and the Properties under construction and renovation become operational. However, Asset Management Fees and depreciation and amortization expense are expected to increase as the Company invests in additional Properties and Mortgage Loans.

         Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This Statement requires the reporting of net earnings and all other changes to equity during the period, except those resulting from investments by owners and distributions to owners, in a separate statement that begins with net earnings. Currently, the Company's only component of comprehensive income is net earnings.

         In March 1998, the Emerging Issues Task Force of the Financial Accounting Standards Board ("FASB") reached a consensus in EITF 97-11, entitled "Accounting for Internal Costs Relating to Real Estate Property Acquisitions." EITF 97-11 provides that internal costs of identifying and acquiring operating Property should be expensed as incurred. Due to the fact that the Company does not have an internal acquisitions function and instead, contracts these services from an external advisor, the effectiveness of EITF 97-11 had no material effect on the Company's financial position or results of operations.

         In May 1998, the Emerging Issues Task Force of the FASB reached a consensus in EITF 98-9, entitled "Accounting for Contingent Rent in the Interim Financial Periods." Management of the Company does not expect that the conclusions reached in this consensus will have a material effect on the Company's financial position or results of operations.

         In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"). FAS 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999 (January 1, 2000 for the Company). FAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Management of the Company anticipates that, due to its limited use of derivative instruments, the adoption of FAS 133 will not have a significant effect on the Company's results of operations or its financial position.


                              CERTAIN TRANSACTIONS

         The following presents information from March 3, 1998 through August 14, 1998, unless otherwise noted. For information for the years ended December 31, 1995, 1996 and 1997, and the period January 1, 1998 through March 2, 1998, see the section of the Prospectus entitled "Certain Transactions."

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which has been or will be paid as commissions to other broker-dealers. For the period March 3, 1998 through August 14, 1998, the Company incurred $11,760,925 of such fees in connection with this offering, of which approximately $11,020,800 was paid by the Managing Dealer as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of Shares, a portion of which may be reallowed to other broker-dealers. For the period March 3, 1998 through August 14, 1998, the Company incurred $784,062 of such fees in connection with this offering, substantially all of which were reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares. For the period March 3, 1998 through August 14, 1998, the Company incurred $7,056,555 of such fees in connection with this offering.

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor is entitled to receive from the Company a one-time Secured Equipment Lease Servicing Fee of two percent of the purchase price of the Equipment that is the subject of a Secured Equipment Lease. For the period March 3, 1998 through August 14, 1998, the Company incurred $44,426 in such fees.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value, plus one-twelfth of 0.60% of the total principal amount of the Company's Mortgage Loans, as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. For the six months ended June 30, 1998, the Company incurred $756,791 of such fees, $26,931 of which has been capitalized as part of the cost of the buildings for Properties that have been or are being constructed.

         The Advisor and its Affiliates provide administrative services to the Company (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the six months ended June 30, 1998, the Company incurred a total of $1,866,814 for these services, $1,378,104 of such costs representing stock issuance costs and $488,710 representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

         During the six months ended June 30, 1998, the Company incurred Construction Fees totalling $68,759 in connection with the acquisition of three Properties that were constructed or renovated by an Affiliate. Such fees were included in the purchase prices of the Properties and therefore included in the basis on which the Company charges rent on the Properties.

         The Advisor and the Managing Dealer are wholly owned subsidiaries of CNL Group, Inc., of which James M. Seneff, Jr., Chairman of the Board and Chief Executive Officer of the Company, and his spouse are the sole stockholders.

         All of these fees were paid in accordance with the provisions of the Company's Articles of Incorporation.


                          PRIOR PERFORMANCE INFORMATION

         The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES IN THE COMPANY WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS TO WHICH THE FOLLOWING INFORMATION RELATES.

         Two Directors of the Company, Robert A. Bourne and James M. Seneff, Jr., individually or with others have served as general partners of 88 and 89 real estate limited partnerships, respectively, including the 18 publicly offered CNL Income Fund partnerships, which purchased properties similar to those to be acquired by the Company, listed in the table below. None of these limited partnerships has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior partnerships, the general partners of these partnerships believe that each of such partnerships has met or is meeting its principal investment objectives in a timely manner.

         CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Bourne and Seneff, currently serves as the corporate general partner with Messrs. Bourne and Seneff as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and, in the case of two of the partnerships, casual dining restaurant properties and have investment objectives similar to those of the Company. As of June 30, 1998, the 18 partnerships had raised a total of $615,000,000 from a total of 48,862 investors, and had invested in 713 fast-food, family-style or casual dining restaurant properties. Certain additional information relating to the offerings and investment history of the 18 public partnerships is set forth below.

                                                                                                   Date 90% of Net
                                                                          Number of                Proceeds Fully
                            Maximum                                       Limited                  Invested or
Name of                     Offering                                      Partnership              Committed to
Partnership                 Amount (1)            Date Closed             Units Sold               Investment (2)
-----------                 ----------            -----------             ----------               --------------
CNL Income                  $15,000,000           December 31, 1986           30,000               December 1986
Fund, Ltd.                  (30,000 units)

CNL Income                  $25,000,000           August 21, 1987             50,000               November 1987
Fund II, Ltd.               (50,000 units)

CNL Income                  $25,000,000           April 29, 1988              50,000               June 1988
Fund III, Ltd.              (50,000 units)

CNL Income                  $30,000,000           December 6, 1988            60,000               February 1989
Fund IV, Ltd.               (60,000 units)

CNL Income                  $25,000,000           June 7, 1989                50,000               December 1989
Fund V, Ltd.                (50,000 units)

CNL Income                  $35,000,000           January 19, 1990            70,000               May 1990
Fund VI, Ltd.               (70,000 units)

CNL Income                  $30,000,000           August 1, 1990          30,000,000               January 1991
Fund VII, Ltd.              (30,000,000 units)

CNL Income                  $35,000,000           March 7, 1991           35,000,000               September 1991
Fund VIII, Ltd.             (35,000,000 units)

CNL Income                  $35,000,000           September 6, 1991        3,500,000               November 1991
Fund IX, Ltd.               (3,500,000 units)

CNL Income                  $40,000,000           April 22, 1992           4,000,000               June 1992
Fund X, Ltd.                (4,000,000 units)

CNL Income                  $40,000,000           October 8, 1992          4,000,000               September 1992
Fund XI, Ltd.               (4,000,000 units)

CNL Income                  $45,000,000           April 15, 1993           4,500,000               July 1993
Fund XII, Ltd.              (4,500,000 units)

CNL Income                  $40,000,000           September 13, 1993       4,000,000               August 1993
Fund XIII, Ltd.             (4,000,000 units)

CNL Income                  $45,000,000           March 23, 1994           4,500,000               May 1994
Fund XIV, Ltd.              (4,500,000 units)


                                      -97-






CNL Income                  $40,000,000           September 22, 1994       4,000,000               December 1994
Fund XV, Ltd.               (4,000,000 units)

CNL Income                  $45,000,000           July 18, 1995            4,500,000               August 1995
Fund XVI, Ltd.              (4,500,000 units)

CNL Income                  $30,000,000           October 10, 1996         3,000,000               December 1996
Fund XVII, Ltd.             (3,000,000 units)

CNL Income                  $35,000,000           February 6, 1998         3,500,000               December 1997
Fund XVIII, Ltd.            (3,500,000 units)


----------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd, and CNL Income Fund XVIII, Ltd.

(2)  For  a  description   of  the  property   acquisitions   by  these  limited
     partnerships, see the table set forth on the following page.

         As of June 30, 1998, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 69 nonpublic real estate limited partnerships. The offerings of 68 of these 69 nonpublic limited partnerships had terminated as of June 30, 1998. These 68 partnerships
raised  a  total  of  $170,327,353  from  approximately  4,241  investors,   and
purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 206 projects as of June 30, 1998. These 206 projects consist of 19 apartment projects (comprising 11% of the total amount raised by all 68 partnerships), 13 office buildings (comprising 5% of the total amount raised by all 68 partnerships), 159 fast-food, family-style or casual dining restaurant property and business investments (comprising 68% of the total amount raised by all 68 partnerships), one condominium development (comprising
 .5% of the total amount raised by all 68 partnerships), four hotels/motels (comprising 5% of the total amount raised by all 68 partnerships), eight commercial/retail properties (comprising 10% of the total amount raised by all 68 partnerships), and two tracts of undeveloped land (comprising .5% of the total amount raised by all 68 partnerships). The offering of the one remaining nonpublic limited partnership (offering totalling $15,000,000) had raised $13,637,500 from 263 investors (approximately 90.91% of the total offering amount) as of June 30, 1998.

         Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 13 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

         Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

         Of the 89 real estate limited partnerships whose offerings had closed as of June 30, 1998 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 38 invested in restaurant properties leased on a "triple-net" basis, including seven which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 89 real estate limited partnerships).

         The following table sets forth summary information, as of June 30, 1998, regarding property acquisitions by the 18 limited partnerships that, either individually or through a joint venture or partnership arrangement, acquired restaurant properties and that have investment objectives similar to those of the Company.

Name of                  Type of                                                Method of                 Type of
Partnership              Property                  Location                     Financing                 Program
-----------              --------                  --------                     ---------                 -------
CNL Income               22 fast-food or         AL, AZ, CA, FL,                All cash                  Public
Fund, Ltd.               family-style            GA, LA, MD, OK,
                         restaurants             PA, TX, VA, WA

CNL Income               49 fast-food or         AL, AZ, CO, FL,                All cash                  Public
Fund II, Ltd.            family-style            GA, IL, IN, KS, LA,
                         restaurants             MI, MN, MO, NC,
                                                 NM, OH, TN, TX,
                                                 WA, WY

CNL Income               37 fast-food or         AZ, CA, CO, FL,                All cash                  Public
Fund III, Ltd.           family-style            GA, IA, IL, IN, KS,
                         restaurants             KY, MD, MI, MN,
                                                 MO, NC, NE, OK,
                                                 TX

CNL Income               45 fast-food or         AL, DC, FL, GA,                All cash                  Public
Fund IV, Ltd.            family-style            IL, IN, KS, MA,
                         restaurants             MD, MI, MS, NC,
                                                 OH, PA, TN, TX,
                                                 VA

CNL Income               35 fast-food or         AZ, FL, GA, IL, IN,            All cash                  Public
Fund V, Ltd.             family-style            MI, NH, NY, OH,
                         restaurants             SC, TN, TX, UT,
                                                 WA

CNL Income               55 fast-food or         AR, AZ, FL, GA,                All cash                  Public
Fund VI, Ltd.            family-style            IL, IN, KS, MA, MI,
                         restaurants             MN, NC, NE, NM,
                                                 NY, OH, OK, PA,
                                                 TN, TX, VA, WA,
                                                 WY

CNL Income               49 fast-food or         AZ, CO, FL, GA,                All cash                  Public
Fund VII, Ltd.           family-style            IN, LA, MI, MN,
                         restaurants             NC, OH, SC, TN,
                                                 TX, UT, WA

CNL Income               42 fast-food or         AZ, FL, IN, LA,                All cash                  Public
Fund VIII, Ltd.          family-style            MI, MN, NC, NY,
                         restaurants             OH, TN, TX, VA

CNL Income               43 fast-food or         AL, CO, FL, GA,                All cash                  Public
Fund IX, Ltd.            family-style            IL, IN, LA, MI,
                         restaurants             MN, MS, NC, NH,
                                                 NY, OH, SC, TN,
                                                 TX


                                      -99-






CNL Income               51 fast-food or         AL, CA, CO, FL,                All cash                  Public
Fund X, Ltd.             family-style            ID, IL, LA, MI,
                         restaurants             MO, MT, NC, NH,
                                                 NM, NY, OH, PA,
                                                 SC, TN, TX

CNL Income               40 fast-food or         AL, AZ, CA, CO,                All cash                  Public
Fund XI, Ltd.            family-style            CT, FL, KS, LA,
                         restaurants             MA, MI, MS, NC,
                                                 NH, NM, OH, OK,
                                                 PA, SC, TX, VA,
                                                 WA

CNL Income               49 fast-food or         AL, AZ, CA, FL,                All cash                  Public
Fund XII, Ltd.           family-style            GA, LA, MO, MS,
                         restaurants             NC, NM, OH, SC,
                                                 TN, TX, WA

CNL Income               50 fast-food or         AL, AR, AZ, CA,                All cash                  Public
Fund XIII, Ltd.          family-style            CO, FL, GA, IN,
                         restaurants             KS, LA, MD, NC,
                                                 OH, PA, SC, TN,
                                                 TX, VA

CNL Income               64 fast-food or         AL, AZ, CO, FL,                All cash                  Public
Fund XIV, Ltd.           family-style            GA, KS, LA, MN,
                         restaurants             MO, MS, NC, NJ,
                                                 NV, OH, SC, TN,
                                                 TX, VA

CNL Income               55 fast-food or         AL, CA, FL, GA,                All cash                  Public
Fund XV, Ltd.            family-style            KS, KY, MN, MO,
                         restaurants             MS, NC, NJ, NM,
                                                 OH, OK, PA, SC,
                                                 TN, TX, VA

CNL Income               47 fast-food or         AZ, CA, CO, DC,                All cash                  Public
Fund XVI, Ltd.           family-style            FL, GA, ID, IN, KS,
                         restaurants             MN, MO, NC, NM,
                                                 NV, OH, TN, TX,
                                                 UT, WI

CNL Income               29 fast-food,           CA, FL, GA, IL, IN,            All cash                  Public
Fund XVII, Ltd.          family-style or         MI, NC, NV, OH,
                         casual dining           SC, TN, TX
                         restaurants

CNL Income               23 fast-food,           AZ, CA, FL, GA,                All cash                  Public
Fund XVIII, Ltd.         family-style or         IL, KY, MD, MN,
                         casual dining           NC, NV, NY, OH,
                         restaurants             TN, TX



                  --------------------------------------------

         A more detailed description of the acquisitions by real estate limited partnerships sponsored by Messrs. Bourne and Seneff is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., and CNL Income Fund XVIII, Ltd., as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

         In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships with investment objectives similar to one or more of the Company's investment objectives in which Messrs. Seneff and Bourne are general partners is provided in the Prior Performance Tables included as Exhibit C to the Prospectus. Information about the previous public partnerships, the offerings of which became fully subscribed between January 1993 and December 1997, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables in Exhibit C (in Table III) to the Prospectus, which include information as to the operating results of these prior partnerships, for more detailed information concerning the experience of Messrs.
Seneff and Bourne.


                               DISTRIBUTION POLICY

DISTRIBUTIONS

         The following table reflects the total Distributions and Distributions per Share declared and paid by the Company for each month since the Company commenced operations.

                     1995                       1996                      1997                     1998
                     ----                       ----                      ----                     ----
Month         Total      Per Share        Total   Per Share        Total      Per Share       Total      Per Share
-----       ---------    ---------      --------  ---------     ----------    ---------    ----------    ---------
January     $     -      $      -       $225,354  $0.058300     $  827,978    $0.059375    $2,299,704    $0.063540
February          -             -        255,649   0.058300        884,806     0.059375     2,423,262     0.063540
March             -             -        287,805   0.058300        980,573     0.060416     2,558,377     0.063540
April             -             -        323,721   0.058300      1,091,142     0.061458     2,728,806     0.063540
May               -             -        368,155   0.058300      1,202,718     0.062500     2,902,508     0.063540
June           15,148     0.030000       407,803   0.058300      1,295,253     0.062500     3,080,149     0.063540
July           30,682     0.030000       458,586   0.059375      1,403,187     0.062500
August         57,739     0.035000       517,960   0.059375      1,516,980     0.062500
September      84,467     0.050000       558,394   0.059375      1,677,332     0.063540
October       104,733     0.050000       615,914   0.059375      1,844,923     0.063540
November      155,665     0.058300       683,907   0.059375      1,991,289     0.063540
December      190,184     0.058300       732,824   0.059375      2,138,116     0.063540

         The Company intends to make regular Distributions to stockholders. The payment of Distributions commenced in July 1995. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. Distributions will be declared monthly and paid on a quarterly basis during the offering period and declared and paid quarterly thereafter. The
Company is required to distribute annually at least 95% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. If the cash available to the Company is insufficient to pay such Distributions, the Company may obtain the necessary funds by borrowing, issuing new securities, or selling assets.

These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return capital for federal income tax purposes, although such Distributions will not reduce stockholders' aggregate Invested Capital. For the six months ended June 30, 1998 and the years ended December 31, 1997, 1996 and 1995, the Company declared and made
Distributions  totalling  $15,992,806,  $16,854,297,  $5,436,072  and  $638,618,
respectively, of which 86%, 93.33%, 90.25% and 59.82%, respectively, of such amounts were characterized as ordinary income and 14%, 6.67%, 9.75% and 40.18%, respectively, were characterized as return of capital for federal income tax purposes. In addition, in July and August 1998, the Company declared distributions to its stockholders totalling $3,283,093 and $3,466,888, respectively, payable in September 1998. However, no amounts distributed to stockholders as of June 30, 1998, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their Invested Capital. Due to the fact that the Company had not acquired all of its Properties and was still in its offering period as of June 30, 1998, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future years. Distributions in kind shall not be permitted, except for distributions of readily marketable securities; distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or distributions of in-kind property as long as the Directors (i) advise each stockholder of the risks associated with direct ownership of the property; (ii) offer each stockholder the election of receiving in-kind property distributions; and (iii) distribute in-kind property only to those stockholders who accept the Directors' offer.


                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

DESCRIPTION OF CAPITAL STOCK

         At the Company's annual meeting of stockholders held on May 4, 1998, the stockholders approved amendments to the Company's Amended and Restated Articles of Incorporation increasing the number of authorized shares of capital stock from 156,000,000 shares (consisting of 75,000,000 shares of Common Stock, 3,000,000 shares of Preferred Stock and 78,000,000 Excess Shares) to 206,000,000 shares (consisting of 125,000,000 shares of Common Stock, 3,000,000 shares of Preferred Stock and 78,000,000 Excess Shares). As of August 14, 1998, the Company had 55,947,675 shares of Common Stock outstanding (including 20,000 issued to the Advisor prior to the commencement of the Initial Offering and 428,793 issued pursuant to the Reinvestment Plan) and no Preferred Stock or Excess Shares outstanding.

                                    EXHIBIT B



                   PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                       AND

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



                                       OF



                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES


                      THE  PRO  FORMA  CONSOLIDATED  FINANCIAL
                      STATEMENTS AND THE CONDENSED CONSOLIDATED
                      FINANCIAL  STATEMENTS  INCLUDED  IN  THIS
                      EXHIBIT B UPDATE EXHIBIT B TO THE PROSPECTUS, DATED MAY 12, 1998.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES

                      INDEX TO UPDATED FINANCIAL STATEMENTS


                                                                     Page
                                                                     ----

Pro Forma Consolidated Financial Information (unaudited):

   Pro Forma Consolidated Balance Sheet as of June 30, 1998           B-2

   Pro Forma Consolidated Statement of Earnings for the six
     months ended June 30, 1998                                       B-3

   Pro Forma Consolidated Statement of Earnings for the year
     ended December 31, 1997                                          B-4

   Notes to Pro Forma Consolidated Financial Statements for
     the six months ended June 30, 1998 and the year ended
     December 31, 1997                                                B-5

Updated Unaudited Condensed Consolidated Financial Statements:

   Condensed Consolidated Balance Sheets as of June 30, 1998
     and December 31, 1997                                            B-9

   Condensed Consolidated Statements of Earnings for the six
     months ended June 30, 1998 and 1997                              B-10

   Condensed Consolidated Statements of Stockholders' Equity
     for the six months ended June 30, 1998 and the year
     ended December 31, 1997                                          B-11

   Condensed Consolidated Statements of Cash Flows for the
     six months ended June 30, 1998 and 1997                          B-12

   Notes to Condensed Consolidated Financial Statements for
     the six months ended June 30, 1998 and 1997                      B-14

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


         The following Pro Forma Consolidated Balance Sheet of the Company gives effect to (i) property acquisition transactions from inception through June 30, 1998, including the receipt of $514,300,100 in gross offering proceeds from the sale of 51,430,010 shares of common stock and the application of such proceeds to purchase 310 properties (including 243 properties which consist of land and building, two properties through joint venture arrangements which consist of land and building, 21 properties which consist of building only and 44 properties which consist of land only), 16 of which were under construction at June 30, 1998, to provide mortgage financing to the lessees of the 44 properties consisting of land only, and to pay organizational and offering expenses, acquisition fees and miscellaneous acquisition expenses, (ii) the receipt of $44,976,648 in gross offering proceeds from the sale of 4,497,665 additional shares of common stock during the period July 1, 1998 through August 14, 1998,
(iii) the receipt of net sales proceeds in the amount of $1,152,262 relating to the sale of one property (on which a restaurant was being developed) during the period July 1, 1998 through August 14, 1998, (iv) the application of such funds and $26,724,531 of cash and cash equivalents at June 30, 1998 to purchase 13 additional properties acquired during the period July 1, 1998 through August 14, 1998 (eight of which are under construction and consist of land and building, one which is under construction and consists of building only and four which consist of land and building), to pay additional costs for the 16 properties under construction at June 30, 1998, to invest in franchise loan certificates, and to pay offering expenses, acquisition fees and miscellaneous acquisition expenses, and (v) the application of such funds to purchase 19 properties, including 17 properties consisting of land and building and two properties consisting of building only, for which the Company has made initial commitments to acquire as of August 14, 1998, all as reflected in the pro forma adjustments described in the related notes. The Pro Forma Consolidated Balance Sheet as of June 30, 1998, includes the transactions described in (i) above from the historical consolidated balance sheet, adjusted to give effect to the transactions in (ii), (iii), (iv) and (v) above, as if they had occurred on June 30, 1998.

         The Pro Forma Consolidated Statements of Earnings for the six months ended June 30, 1998 and the year ended December 31, 1997, include the historical operating results of the properties described in (i) above from the dates of their acquisitions plus operating results for five of the properties that were acquired by the Company during the period January 1, 1997 through August 14, 1998, and had a previous rental history prior to the Company's acquisition of such properties, from (A) the later of (1) the date the property became operational as a rental property by the previous owner or (2) January 1, 1997, to (B) the earlier of (1) the date the property was acquired by the Company or
(2) the end of the pro forma period presented. No pro forma adjustments have been made to the Pro Forma Consolidated Statements of Earnings for the remaining properties acquired by the Company during the period January 1, 1997 through August 14, 1998, or the properties for which the Company has made initial commitments to acquire as of August 14, 1998, due to the fact that these properties did not have a previous rental history.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as predictive of the Company's financial results or conditions in the future.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1998


                                                                                 Pro Forma
            ASSETS                                        Historical            Adjustments           Pro Forma
            ------                                        ----------            -----------           ---------
Land and buildings on operating
  leases, less accumulated
  depreciation                                           $236,704,020          $ 16,907,936 (a)
                                                                                 22,199,348 (b)
                                                                                 (1,152,262)(c)      $274,659,042
Net investment in direct
  financing leases (f)                                    114,426,551             3,522,637 (a)
                                                                                  2,582,300 (b)       120,531,488
Investment in joint venture                                   112,847             1,395,803 (d)         1,508,650
Cash and cash equivalents                                  76,369,080            14,236,234 (a)
                                                                                (23,512,000)(b)
                                                                                  1,152,262 (c)
                                                                                 (1,326,323)(d)
                                                                                (16,122,442)(e)        50,796,811
Certificates of deposit                                     2,008,304                                   2,008,304
Receivables, less allowance for
  doubtful accounts of $200,361
  and $99,964 respectively                                    390,005                                     390,005
Mortgage notes receivable                                  17,451,841                                  17,451,841
Equipment notes receivable                                 14,863,570                                  14,863,570
Other investments                                                  -             16,986,144 (e)        16,986,144
Accrued rental income                                       2,835,802                                   2,835,802
Other assets                                                4,957,390               979,168 (a)
                                                                                 (1,269,648)(b)
                                                                                    (69,480)(d)
                                                                                   (863,702)(e)         3,733,728
                                                         ------------         -------------          ------------

                                                         $470,119,410          $ 35,645,975          $505,765,385
                                                         ============          ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Line of credit                                          $ 5,438,446                                $  5,438,446
  Accrued construction costs payable                        4,471,616          $ (4,471,616)(a)                -
  Accounts payable and accrued
    expenses                                                  158,872                                     158,872
  Due to related parties                                    1,395,080                                   1,395,080
  Rents paid in advance                                       822,999                                     822,999
  Deferred rental income                                      980,974                88,374 (a)         1,069,348
  Other payables                                               49,848                                      49,848
                                                        -------------          ------------           -----------
      Total liabilities                                    13,317,835            (4,383,242)            8,934,593
                                                        -------------          ------------           -----------

Minority interest                                             283,229                                     283,229
                                                        -------------          ------------           -----------

Stockholders' equity:
  Preferred stock, without par
    value.  Authorized and unissued
    3,000,000 shares                                              -                                           -
  Excess shares, $0.01 par value per
    share.  Authorized and unissued
    78,000,000 shares                                             -                                           -
  Common stock, $0.01 par value per
    share.  Authorized 125,000,000
    shares; issued and outstanding
    51,450,010 shares; issued and
    outstanding, as adjusted,
    55,947,675 shares                                        514,500                44,977 (a)            559,477
  Capital in excess of par value                         460,230,969            39,984,240 (a)        500,215,209
  Accumulated distributions in
    excess of net earnings                                (4,227,123)                                  (4,227,123)
                                                        ------------           -----------           ------------
      Total stockholders' equity                         456,518,346            40,029,217            496,547,563
                                                         ------------          -----------           ------------

                                                        $470,119,410           $35,645,975           $505,765,385
                                                        ============           ===========           ============



See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                         SIX MONTHS ENDED JUNE 30, 1998


                                                                                  Pro Forma
                                                            Historical            Adjustments          Pro Forma
                                                            ----------            -----------          ---------
Revenues:
  Rental income from
    operating leases                                        $11,012,231            $  79,137 (1)      $11,091,368
  Earned income from
    direct financing leases (6)                               2,795,390               26,311 (1)        2,821,701
  Interest income from
    mortgage notes receivable                                   864,049                                   864,049
  Other interest and income                                   2,957,408              (72,602)(2)        2,884,806
                                                            -----------            ---------          -----------
                                                             17,629,078               32,846           17,661,924
                                                            -----------            ---------          -----------

Expenses:
  General operating and
    administrative                                              971,727                                   971,727
  Professional services                                          65,108                                    65,108
  Asset management fees
    to related party                                            729,860                9,277 (3)          739,137
  State and other taxes                                         182,703                                   182,703
  Depreciation and amortization                               1,648,827                8,894 (4)        1,657,721
                                                            -----------            ---------          -----------
                                                              3,598,225               18,171            3,616,396
                                                            -----------            ---------          -----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                                 14,030,853              14,675            14,045,528

Minority Interest in Income of
  Consolidated Joint Venture                                    (15,380)                                  (15,380)
                                                            -----------           ---------           -----------

Net Earnings                                                $14,015,473           $  14,675           $14,030,148
                                                            ===========           =========           ===========

Earnings Per Share of
  Common Stock (Basic
  and Diluted) (5)                                          $      0.32                               $      0.33
                                                            ===========                               ===========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (5)                                            43,166,433                                43,166,433
                                                            ===========                               ===========









           See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                          YEAR ENDED DECEMBER 31, 1997


                                                                                   Pro Forma
                                                             Historical           Adjustments          Pro Forma
                                                             ----------           -----------          ---------
Revenues:
  Rental income from
    operating leases                                        $12,457,200            $ 100,361 (1)      $12,557,561
  Earned income from
    direct financing leases (6)                               3,033,415               56,640 (1)        3,090,055
  Interest income from
    mortgage notes receivable                                 1,687,456                                 1,687,456
  Other interest income                                       2,254,375              (58,190)(2)        2,196,185
  Other income                                                   25,487                                    25,487
                                                            -----------            ---------          -----------
                                                             19,457,933               98,811           19,556,744
                                                            -----------            ---------          -----------

Expenses:
  General operating and
    administrative                                              944,763                                   944,763
  Professional services                                          65,962                                    65,962
  Asset and mortgage management
    fees to related party                                       804,879                8,296 (3)          813,175
  State taxes                                                   251,358                                   251,358
  Depreciation and amortization                               1,795,062                4,321 (4)        1,799,383
                                                            -----------            ---------          -----------
                                                              3,862,024               12,617            3,874,641
                                                            -----------            ---------          -----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint Venture                                 15,595,909              86,194            15,682,103

Minority Interest in Income of
  Consolidated Joint Venture                                    (31,453)                                  (31,453)
                                                            -----------            ---------          -----------

Net Earnings                                                $15,564,456            $  86,194          $15,650,650
                                                            ===========            =========          ===========

Earnings Per Share of
  Common Stock (Basic
  and Diluted) (5)                                          $      0.66                               $      0.67
                                                            ===========                               ===========

Weighted Average Number of
  Shares of Common Stock
  Outstanding (5)                                            23,423,868                                23,423,868
                                                            ===========                               ===========







           See accompanying notes to unaudited pro forma consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1997

Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $44,976,648 from the issuance of 4,497,665 shares of common stock during the period July 1, 1998 through August
         14, 1998 and the receipt of $88,374 of rental income during construction (capitalized as deferred rental income) used (i) to acquire 13 properties (eight of which are under construction and consist of land and building, one of which is under construction and consists of building only and four of which consist of land and building) for $14,597,518, (ii) to fund estimated construction costs of $9,259,890 ($4,471,616 of which was accrued as construction costs payable at June 30, 1998) relating to 16 wholly owned properties under construction at June 30, 1998, (iii) to pay acquisition fees of $2,023,949 ($1,044,781 of which was allocated to properties and $979,168 of which was classified as other assets and will be allocated to future properties) and (iv) to pay selling commissions and offering expenses (stock issuance costs) of $4,947,431, which have been netted against capital in excess of par value, leaving $14,236,234 in cash and cash equivalents available for future investment.

         The pro forma adjustment to land and buildings on operating leases and net investment in direct financing leases as a result of the above transactions were as follows:


                                                Estimated purchase
                                                 price (including
                                                 construction and
                                                  closing costs)       Acquisition fees
                                                  and additional         allocated to
                                                construction costs         property          Total
                                                ------------------     ----------------   -----------
         Wendy's in Knoxville, TN                      $   454,930        $    24,566     $   479,496
         Black-eyed Pea in Herndon, VA                   1,278,118             69,018       1,347,136
         Ponderosa in Blue Springs, MO                   1,729,053             93,369       1,822,422
         Golden Corral in Clovis, NM                     1,164,741             62,896       1,227,637
         IHOP in Poughkeepsie, NY                        1,239,713             66,944       1,306,657
         Jack in the Box in Chandler, AZ                 1,050,116             56,706       1,106,822
         Taco Bell in Livingston, TN                       576,560             31,134         607,694
         Jack in the Box in Lufkin, TX                   1,004,688             54,253       1,058,941
         Roadhouse Grill in Pensacola, FL                1,506,841             81,369       1,588,210
         Golden Corral in Dublin, GA                     1,288,271             69,566       1,357,837
         TGI Friday's in El Paso, TX                     1,596,707             86,222       1,682,929
         IHOP in Greeley, CO                             1,259,628             68,020       1,327,648
         Wendy's in Seymour, TN                            448,152             24,200         472,352
         16 wholly owned properties under
           construction at June 30, 1998                 4,788,274            256,518       5,044,792
                                                       -----------        -----------     -----------

                                                       $19,385,792        $ 1,044,781     $20,430,573
                                                       ===========        ===========     ===========

         Adjustment classified as follows:
             Land and buildings on operating leases                                       $16,907,936
             Net investment in direct financing leases                                      3,522,637
                                                                                          -----------
                                                                                          $20,430,573
                                                                                          ===========


                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                   FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND
                        THE YEAR ENDED DECEMBER 31, 1997

Pro Forma Consolidated Balance Sheet - Continued:

(b) Represents the use of the Company's net offering proceeds to acquire 19 properties (including 17 properties consisting of land and building and two properties consisting of building only) for which the Company had made initial commitments to purchase as of August 14, 1998, for an estimated cost of $23,512,000, and the allocation of $1,269,648 of acquisition fees to these 19 properties. See "Business - Pending Investments."

         The pro forma adjustment to land and buildings on operating leases and net investment in direct financing leases as a result of the above commitments were as follows:

                                                              Estimated purchase
                                                               price (including
                                                               construction and
                                                                closing costs)     Acquisition fees
                                                                and additional       allocated to
                                                              construction costs       property            Total
                                                              ------------------   ----------------     -----------
         Initial commitments to acquire 19
           properties as of August 14, 1998                     $23,512,000          $ 1,269,648        $24,781,648
                                                                ===========          ===========        ===========

         Adjustment classified as follows:
             Land and buildings on operating leases                                                     $22,199,348
             Net investment in direct financing leases                                                    2,582,300
                                                                                                        -----------
                                                                                                        $24,781,648
                                                                                                        ===========

(c) Represents net sales proceeds in the amount of $1,152,262 received in conjunction with the sale of one property (on which a restaurant was being developed), which was sold at approximately net carrying value.

(d) Represents the use of the Company's net offering proceeds in accordance with the joint venture agreement of CNL/Lee Vista Joint Venture, to fund estimated construction costs of $1,326,323 relating to the property owned by the joint venture and the allocation of $69,480 of acquisition fees to this joint venture. The Company accounts for its approximate 68 percent interest in this joint venture under the equity method because it shares control with the other joint venture partner.

(e) Represents the use of the Company's net proceeds in the amount of $16,122,442 to acquire Class F, Class G and Class H Franchise Loan Certificates, Series 1998-1 from CNL Funding 98-1, LP, a mortgage loan securitization entity sponsored by an affiliate of the advisor of the Company, and the allocation of $863,702 of acquisition fees to this investment.

(f) In accordance with generally accepted accounting principles, leases in which the present value of future minimum lease payments equals or exceeds 90 percent of the value of the related properties are treated as direct financing leases rather than as land and buildings. The categorization of the leases has no effect on rental payments received.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                   FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND
                        THE YEAR ENDED DECEMBER 31, 1997

Pro Forma Consolidated Statements of Earnings:

(1) Represents rental income from operating leases and earned income from direct financing leases for five of the properties acquired during the period January 1, 1997 through August 14, 1998, which had a previous rental history prior to the acquisition of the property by the Company (the "Pro Forma Properties "), for the period commencing (A) the later of (i) the date the Pro Forma Property became operational as a rental property by the previous owner or (ii) January 1, 1997, to (B) the earlier of (i) the date the Pro Forma Property was acquired by the Company or (ii) the end of the pro forma period presented. Each of the four Pro Forma Properties was acquired from an affiliate who had purchased and temporarily held title to the property. The noncancellable leases for the Pro Forma Properties in place during the period the affiliate owned the properties were assigned to the Company at the time the Company acquired the properties. The following presents the actual date the Pro Forma Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Earnings.

                                                               Date Pro Forma
                                              Date Placed      Property Became
                                              in Service       Operational as
                                            By the Company     Rental Property
                                            --------------     ---------------

           Burger King in Kent, OH           February 1997      December 1996
           Golden Corral in
             Hopkinsville, KY                February 1997      February 1997
           Jack in the Box in
             Folsom, CA                      October 1997      September 1997
           IHOP in Hollywood, CA               June 1998          June 1997
           Ponderosa in Blue Springs, MO       July 1998         April 1998

         In accordance with generally accepted accounting principles, lease revenue from leases accounted for under the operating method is recognized over the terms of the leases. For operating leases providing escalating guaranteed minimum rents, income is reported on a straight-line basis over the terms of the leases. For leases accounted for as direct financing leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return. Accordingly, pro forma rental income from operating leases and earned income from direct financing leases does not necessarily represent rental payments that would have been received if the properties had been operational for the full pro forma period.

         Generally, the leases provide for the payment of percentage rent in addition to base rental income. However, due to the fact that no percentage rent was due under the leases for the Pro Forma Properties during the portion of 1997 and 1998 that the previous owners held the properties, no pro forma adjustment was made for percentage rental income for the six months ended June 30, 1998 and year ended December 31, 1997.

(2) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts during the periods commencing (A) the later of (i) the dates the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1997, through (B) the earlier of (i) the actual dates of acquisition by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. The estimated pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately four percent per annum by the Company during the six months ended June 30, 1998 and year ended December 31, 1997.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
               NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL
                             STATEMENTS - CONTINUED
                   FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND
                        THE YEAR ENDED DECEMBER 31, 1997

Pro Forma Consolidated Statements of Earnings - Continued:

(3) Represents incremental increase in asset management fees relating to the Pro Forma Properties for the period commencing (A) the later of (i) the date the Pro Forma Properties became operational as rental properties by the previous owners or (ii) January 1, 1997, through (B) the earlier of (i) the date the Pro Forma Properties were acquired by the Company or (ii) the end of the pro forma period presented, as described in Note (1) above. Asset management fees are equal to 0.60% of the Company's Real Estate Asset Value (estimated to be approximately $7,371,000 and $5,642,000 for the Pro Forma Properties for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively), as defined in the Company's prospectus.

(4) Represents incremental increase in depreciation expense of the building portions of the Pro Forma Properties accounted for as operating leases using the straight-line method over an estimated useful life of 30 years.

(5) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the six months ended June 30, 1998 and the year ended December 31, 1997.

(6) See Note (f) under "Pro Forma Consolidated Balance Sheet" for a description of direct financing leases.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                 June 30,        December 31,
               ASSETS                              1998              1997
                                               ------------      ------------

Land and buildings on operating leases,
  less accumulated depreciation                $236,704,020      $205,338,186
Net investment in direct financing leases       114,426,551        47,613,595
Investment in joint venture                         112,847                -
Cash and cash equivalents                        76,369,080        47,586,777
Certificates of deposit                           2,008,304         2,008,224
Receivables, less allowance for doubtful
  accounts of $200,361 and $99,964,
  respectively                                      390,005           635,796
Mortgage notes receivable                        17,451,841        17,622,010
Equipment notes receivable                       14,863,570        13,548,044
Accrued rental income                             2,835,802         1,772,261
Other assets                                      4,957,390         2,952,869
                                               ------------      ------------

                                               $470,119,410      $339,077,762
                                               ============      ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Line of credit                                 $  5,438,446      $  2,459,043
Accrued construction costs payable                4,471,616        10,978,211
Accounts payable and accrued expenses               158,872         1,060,497
Due to related parties                            1,395,080         1,524,294
Rents paid in advance                               822,999           517,428
Deferred rental income                              980,974           557,576
Other payables                                       49,848            56,878
                                               ------------      ------------
      Total liabilities                          13,317,835        17,153,927
                                               ------------      ------------

Minority interest                                   283,229           285,734
                                               ------------      ------------

Commitments (Note 12)

Stockholders' equity:
  Preferred stock, without par value.
    Authorized and unissued 3,000,000
    shares                                               -                 -
  Excess shares, $0.01 par value per share.
    Authorized and unissued 78,000,000
    shares                                               -                 -
  Common stock, $0.01 par value per share.
    Authorized 125,000,000 and 75,000,000
    shares, respectively, issued and
    outstanding 51,450,010 and 36,192,971,
    respectively                                    514,500           361,930
  Capital in excess of par value                460,230,969       323,525,961
  Accumulated distributions in excess of
    net earnings                                 (4,227,123)       (2,249,790)
                                               ------------      ------------
      Total stockholders' equity                456,518,346       321,638,101
                                               ------------      ------------

                                               $470,119,410      $339,077,762
                                               ============      ============






     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS


                                                      Quarter Ended                        Six Months Ended
                                                         June 30,                              June 30,
                                                 1998              1997                1998                1997
                                              ----------        ----------         -----------         --------
Revenues:
  Rental income from
    operating leases                          $5,696,205        $2,363,731         $11,012,231         $ 4,006,805
  Earned income from
    direct financing
    leases                                     1,432,718           511,781           2,795,390             958,492
  Interest income from
    mortgage notes
    receivable                                   430,972           439,835             864,049             815,192
  Other interest and
    income                                     1,741,379           460,329           2,957,408             934,745
                                              ----------        ----------         -----------         -----------
                                               9,301,274         3,775,676          17,629,078           6,715,234
                                              ----------        ----------         -----------         -----------

Expenses:
  General operating and
    administrative                               472,339           225,755             971,727             481,211
  Professional services                           12,169             6,216              65,108              44,679
  Asset and mortgage
    management fees to
    related party                                367,201           148,740             729,860             259,256
  State and other taxes                           77,180            72,513             182,703             107,863
  Depreciation and
    amortization                                 869,329           339,366           1,648,827             579,404
                                              ----------        ----------         -----------         -----------
                                               1,798,218           792,590           3,598,225           1,472,413
                                              ----------        ----------         -----------         -----------

Earnings Before Minority
  Interest in Income of
  Consolidated Joint
  Venture                                      7,503,056         2,983,086          14,030,853           5,242,821

Minority Interest in
  Income of Consolidated
  Joint Venture                                   (7,612)           (7,833)            (15,380)            (15,726)
                                              ----------        ----------         -----------         -----------

Net Earnings                                  $7,495,444        $2,975,253         $14,015,473         $ 5,227,095
                                              ==========        ==========         ===========         ===========

Earnings Per Share of
  Common Stock (Basic
  and Diluted)                                $     0.16        $     0.15         $      0.32         $      0.29
                                              ==========        ==========         ===========         ===========

Weighted Average Number
  of Shares of Common
  Stock Outstanding                           47,048,769        19,997,391          43,166,433          17,826,025
                                              ==========        ==========         ===========         ===========











     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       Six Months Ended June 30, 1998 and
                          Year Ended December 31, 1997


                                                                                   Accumulated
                                                                                  distributions
                                        Common stock            Capital in          in excess
                                    Number         Par          excess of            of net
                                  of shares       value         par value           earnings             Total
                                  ---------      --------     ------------        -------------      ------------
Balance at
  December 31, 1996               13,944,715     $139,447     $123,687,929        $   (959,949)      $122,867,427

Subscriptions
  received for
  common stock
  through public
  offering and
  distribution
  reinvestment
  plan                            22,248,256      222,483      222,260,077                  -         222,482,560

Stock issuance
  costs                                   -            -       (22,422,045)                 -         (22,422,045)

Net earnings                              -            -                -           15,564,456         15,564,456

Distributions
  declared and
  paid ($0.74
  per share)                              -            -                -          (16,854,297)       (16,854,297)
                                  ----------     --------     ------------        ------------       ------------

Balance at
  December 31, 1997               36,192,971      361,930      323,525,961          (2,249,790)       321,638,101

Subscriptions
  received for
  common stock
  through public
  offering and
  distribution
  reinvestment
  plan                            15,257,039      152,570      152,417,821                  -         152,570,391

Stock issuance
  costs                                   -            -       (15,712,813)                 -         (15,712,813)

Net earnings                              -            -                -           14,015,473         14,015,473

Distributions
  declared and
  paid ($0.38
  per share)                              -            -                -          (15,992,806)       (15,992,806)
                                  ----------     --------     ------------        ------------       ------------

Balance at
  June 30, 1998                   51,450,010     $514,500     $460,230,969        $ (4,227,123)      $456,518,346
                                  ==========     ========     ============        ============       ============






     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                     Six Months Ended
                                                         June 30,
                                                  1998              1997
                                              ------------      -----------

Increase (Decrease) in Cash and Cash
  Equivalents:

    Net Cash Provided by Operating
      Activities                              $ 16,600,953      $  6,314,003
                                              ------------      ------------

    Cash Flows From Investing Activities:
      Additions to land and buildings
        on operating leases                    (36,742,586)      (75,111,847)
      Increase in net investment in
        direct financing leases                (71,360,700)      (14,391,675)
      Proceeds from sale of buildings and
        equipment under direct financing
        leases                                   1,233,679         6,216,357
      Investment in mortgage notes
        receivable                                      -         (4,401,982)
      Collection on mortgage notes
        receivable                                 147,051           117,192
      Investment in equipment notes
        receivable                              (2,903,600)               -
      Collection on equipment notes
        receivable                                 666,633                -
      Investment in joint venture                 (112,847)               -
      Increase in other assets                  (1,845,005)               -
                                              ------------      -----------
          Net cash used in investing
            activities                        (110,917,375)      (87,571,955)
                                              ------------      ------------

    Cash Flows From Financing Activities:
      Reimbursement of acquisition and
        stock issuance costs paid by
        related parties on behalf of
        the Company                             (2,570,126)       (1,524,434)
      Proceeds from borrowing on line
        of credit                                2,979,403         2,888,163
      Payment on line of credit                         -         (1,653,321)
      Subscriptions received from
        stockholders                           152,570,391        84,646,030
      Distributions to minority interest           (16,956)          (17,035)
      Distributions to stockholders            (15,992,806)       (6,282,470)
      Payment of stock issuance costs          (13,840,339)       (8,145,622)
      Other                                        (30,842)           (6,101)
                                              ------------      ------------
          Net cash provided by
            financing activities               123,098,725        69,905,210
                                              ------------      ------------

Net Increase (Decrease) in Cash and Cash
  Equivalents                                   28,782,303       (11,352,742)

Cash and Cash Equivalents at Beginning
  of Period                                     47,586,777        42,450,088
                                              ------------      ------------

Cash and Cash Equivalents at End
  of Period                                   $ 76,369,080      $ 31,097,346
                                              ============      ============


     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED


                                                     Six Months Ended
                                                         June 30,
                                                  1998             1997
                                              ------------     ------------

Supplemental Schedule of Non-Cash
  Investing and Financing Activities:

    Related parties paid certain
      acquisition and stock issuance
      costs on behalf of the Company
      as follows:
        Acquisition costs                     $    536,646     $    329,237
        Stock issuance costs                     2,190,143        1,361,009
                                              ------------     ------------

                                              $  2,726,789     $  1,690,246
                                              ============     ============

    Land and buildings under operating
      leases exchanged for land and
      buildings under operating leases        $  2,754,419     $         -
                                              ============     ===========






     See accompanying notes to condensed consolidated financial statements.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                STATEMENTS Quarters and Six Months Ended June 30,
                                  1998 and 1997


1.       Organization and Nature of Business:

         CNL American Properties Fund, Inc. was organized in Maryland on May 2, 1994. CNL APF GP Corp. and CNL APF LP Corp., organized in Delaware in May 1998, are wholly owned subsidiaries of CNL American Properties Fund, Inc. CNL APF Partners, LP is a Delaware limited partnership formed in May 1998. CNL APF GP Corp. and CNL APF LP Corp. are the general and limited partners, respectively, of CNL APF Partners, LP. The term "Company" includes, unless the text otherwise requires, CNL American Properties Fund, Inc., CNL APF GP Corp., CNL APF LP Corp. and CNL APF Partners, LP. The Company was formed primarily for the purpose of acquiring, directly or indirectly through joint venture or co-tenancy arrangements, restaurant properties (the "Properties") to be leased on a long-term, triple-net basis to operators of certain national and regional fast-food, family-style and casual dining restaurant chains. The Company also provides financing (the "Mortgage Loans") for the purchase of buildings, generally by tenants that lease the underlying land from the Company. In addition, the Company offers furniture, fixtures and equipment financing through leases or loans (the "Secured Equipment Leases") to operators of restaurant chains.

2.       Basis of Presentation:

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented. Operating results for the quarter and six months ended June 30, 1998, may not be indicative of the results that may be expected for the year ending December 31, 1998. Amounts as of December 31, 1997, included in the financial statements, have been derived from audited financial statements as of that date.

         These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 1997.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -
                CONTINUED Quarters and Six Months Ended June 30,
                                  1998 and 1997


2.       Basis of Presentation - Continued:

         The Company accounts for its 85.47% interest in CNL/Corral South Joint Venture using the consolidation method. Minority interest represents the minority joint venture partner's proportionate share of the equity in the Company's consolidated joint venture. All significant intercompany balances and transactions have been eliminated. The Company accounts for its 13.11% interest in CNL/Lee Vista Joint Venture using the equity method because it shares control with the other joint venture partner.

         Certain items in the prior year's financial statements have been reclassified to conform with the 1998 presentation. These
         reclassifications   had  no  effect  on  stockholders'  equity  or  net
         earnings.

         Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This Statement requires the reporting of net earnings and all other changes to equity during the period, except those resulting from investments by owners and distributions to owners, in a separate statement that begins with net earnings. Currently, the Company's only component of comprehensive income is net earnings.

         In March 1998, the Emerging Issues Task Force of the Financial Accounting Standards Board ("FASB")reached a consensus in EITF 97-11, entitled "Accounting for Internal Costs Relating to Real Estate
         Property Acquisitions." EITF 97-11 provides that internal costs of identifying and acquiring operating Property should be expensed as incurred. Due to the fact that the Company does not have an internal acquisitions function and instead, contracts these services from an external advisor, the effectiveness of EITF 97-11 had no material effect on the Company's financial position or results of operations.

         In May 1998, the Emerging Issues Task Force of the FASB reached a consensus in EITF 98-9, entitled "Accounting for Contingent Rent in the Interim Financial Periods." Management of the Company does not expect that the consensus will have a material effect on the Company's financial position or results of operations.

         In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"). FAS 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999 (January 1, 2000) for the Company). FAS 133 requires that all derivative instruments be

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -
                CONTINUED Quarters and Six Months Ended June 30,
                                  1998 and 1997


2.       Basis of Presentation - Continued:

         recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Management of the Company anticipates that, due to its limited use of derivative instruments, the adoption of FAS 133 will not have a significant effect on the Company's results of operations or its financial position.

3.       Public Offerings:

         The Company completed its offering of up to 27,500,000 shares of common stock ($275,000,000) (the "1997 Offering"), which included 2,500,000 shares ($25,000,000) available only to stockholders who elected to participate in the Company's reinvestment plan, on March 2, 1998. Following the completion of the 1997 Offering, the Company commenced an offering of up to 34,500,000 shares of common stock ($345,000,000) (the "1998 Offering"). Of the 34,500,000 shares of common stock being offered, 2,000,000 ($20,000,000) are available only to stockholders who elect to participate in the Company's reinvestment plan. Net proceeds from the 1998 Offering will be invested in additional Properties and Mortgage Loans.

4.       Leases:

         The Company leases its land, buildings and equipment to operators of national and regional fast-food, family-style and casual dining restaurants. The leases are accounted for under the provisions of Statement of Financial Accounting Standards No. 13, "Accounting for Leases." For Property leases classified as direct financing leases, the building portions of the majority of the leases are accounted for as direct financing leases while the land portions of the majority of these leases are accounted for as operating leases. The Company's Secured Equipment Leases that are financed through leases are recorded as direct financing leases.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -
                CONTINUED Quarters and Six Months Ended June 30,
                                  1998 and 1997


5.       Land and Buildings on Operating Leases:

         In April 1998, a tenant exercised its option under the terms of three lease agreements to exchange three existing Properties for three replacement Properties which were approved by the Company. In connection therewith, the Company exchanged three Boston Market Properties with three replacement Boston Market Properties. Under the exchange agreements for each Property, each replacement Property will continue under the terms of the leases of the original Properties. All closing costs were paid by the tenant. The Company accounted for these transactions as nonmonetary exchanges of similar productive assets and recorded the acquisitions of the replacement Properties at the net book value of the original Properties. No gain or loss was recognized due to these transactions being accounted for as nonmonetary exchanges of similar assets.

         In May 1998, the Company sold two Properties to third parties. The Company received net sales proceeds of approximately $1,233,700 which approximated the carrying value of the Properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

         Land and buildings on operating leases consisted of the following at:

                                           June 30,              December 31,
                                             1998                    1997
                                         ------------            ------------

                  Land                   $123,029,085            $106,616,360
                  Buildings               110,119,194              95,518,149
                                         ------------            ------------
                                          233,148,279             202,134,509
                  Less accumulated
                    depreciation           (4,013,726)             (2,395,665)
                                         ------------            ------------
                                          229,134,553             199,738,844
                  Construction in
                    progress                7,569,467               5,599,342
                                         ------------            ------------

                                         $236,704,020            $205,338,186
                                         ============            ============

         Some leases provide for scheduled rent increases throughout the lease term and/or rental payments during the construction of a Property prior to the date it is placed in service. Such amounts are recognized on a straight-line basis over the terms of the leases commencing on the date the Property is placed in service. For the six months ended June 30, 1998 and 1997, the Company recognized $1,303,987 and $616,027, respectively, of such rental income, $547,789 and $340,535 of which was earned during the quarters ended June 30, 1998 and 1997, respectively.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -
                CONTINUED Quarters and Six Months Ended June 30,
                                  1998 and 1997


5.       Land and Buildings on Operating Leases - Continued:

         The following is a schedule of future minimum lease payments to be received on the noncancellable operating leases at June 30, 1998:

                  1998                          $ 10,758,915
                  1999                            21,604,111
                  2000                            21,635,017
                  2001                            21,857,055
                  2002                            22,662,800
                  Thereafter                     308,075,082
                                                ------------

                                                $406,592,980
                                                ============

         Since leases are renewable at the option of the tenant, the above table only presents future minimum lease payments due during the initial lease terms. In addition, this table does not include any amounts for future contingent rents which may be received on the leases based on the percentage of the tenant's gross sales. These amounts do not include minimum lease payments that will become due when Properties under development are completed (see Note 12).

6.       Net Investment in Direct Financing Leases:

         The following lists the components of the net investment in direct financing leases at:

                                              June 30,         December 31,
                                                1998               1997
                                            ------------       ------------

            Minimum lease payments
              receivable                    $244,507,445       $ 98,121,853
            Estimated residual
              values                          44,073,688          6,889,570
            Secured Equipment Lease
              interest receivable                 73,092             67,614
            Less unearned income            (174,227,674)       (57,465,442)
                                            ------------       ------------

            Net investment in
              direct financing
              leases                        $114,426,551       $ 47,613,595
                                            ============       ============

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -
                CONTINUED Quarters and Six Months Ended June 30,
                                  1998 and 1997


6.       Net Investment in Direct Financing Leases - Continued:

         The following is a schedule of future minimum lease payments to be received on the direct financing leases at June 30, 1998:

                  1998                                    $ 6,684,243
                  1999                                     13,442,657
                  2000                                     13,591,188
                  2001                                     13,363,121
                  2002                                     13,265,990
                  Thereafter                              184,160,246
                                                         ------------

                                                         $244,507,445
                                                         ============

         The above table does not include future minimum lease payments for renewal periods or contingent rental payments that may become due in future periods (see Note 5).

7.       Equipment Notes Receivable:

         On June 30, 1998, the Company entered into a promissory note with a borrower for equipment financing for $2,200,000, which is collateralized by restaurant equipment. The promissory note bears interest at a rate of ten percent per annum and will be collected in consecutive monthly installments of principal and interest of $36,523 beginning July 1, 1998, with a balloon payment due September 15, 1998 for the remaining unpaid balance.

         Equipment notes receivable consisted of the following at June 30:

                                                1998                1997
                                            -----------         -----------

            Outstanding principal           $14,758,367         $13,225,000
            Accrued interest income             105,203             323,044
                                            -----------         -----------

                                            $14,863,570         $13,548,044
                                            ===========         ===========

         Management believes that the estimated fair value of equipment notes receivable at June 30, 1998 and December 31, 1997 approximated the outstanding principal amount based on estimated current rates at which similar loans would be made to borrowers with similar credit and for similar maturities.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -
                CONTINUED Quarters and Six Months Ended June 30,
                                  1998 and 1997


8.       Investment in Joint Venture:

         In June 1998, the Company entered into a joint venture arrangement, CNL/Lee Vista Joint Venture, with a third party to construct and hold one restaurant property. As of June 30, 1998, the Company had contributed $112,847 to pay for construction relating to the Property owned by the joint venture. The Company has agreed to contribute approximately $1,303,900 in additional construction costs to the joint venture. When construction is completed, the Company expects to have an approximate 68 percent interest in the profits and losses of the joint venture. The Company accounts for its investment in this joint venture under the equity method because it shares control with the other joint venture partner.

         The following presents the condensed financial information for the joint venture at:

                                                  June 30,       December 31,
                                                    1998             1997
                                                  --------       ------------
                  Land on operating leases
                    and construction in
                    progress                      $928,515        $     -
                  Cash                               1,145              -
                  Receivables                       10,441              -
                  Liabilities                      133,341              -
                  Partners' capital                806,760              -

         The Company did not recognize any income from this joint venture because the Property owned by the joint venture was not operational as of June 30, 1998.

9.       Stock Issuance Costs:

         The Company has incurred certain expenses in connection with the public offerings of its shares of common stock, including commissions, marketing support and due diligence expense reimbursement fees, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. CNL Fund Advisors, Inc. (the "Advisor") has agreed to pay all organizational and offering expenses (excluding commissions and marketing support and due diligence expense reimbursement fees) which exceed three percent of the gross offering proceeds received from the current offering of shares of common stock of the Company.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -
                CONTINUED Quarters and Six Months Ended June 30,
                                  1998 and 1997


9.       Stock Issuance Costs - Continued:

         During the six months ended June 30, 1998 and the year ended December 31, 1997, the Company incurred $15,712,813 and $22,422,045, respectively, in stock issuance costs, including $12,205,631 and $17,798,605, respectively, in commissions and marketing support and due diligence expense reimbursement fees (see Note 11). The stock issuance costs have been charged to stockholders' equity subject to the three percent cap described above.

10.      Distributions:

         For the six months ended June 30, 1998 and 1997, approximately 86 and 92 percent, respectively, of the distributions paid to stockholders were considered ordinary income and approximately 14 and eight percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the six months ended June 30, 1998 and 1997 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the six months ended June 30, 1998 may not be indicative of the results that may be expected for the year ending December 31, 1998.

11.      Related Party Transactions:

         During  the six  months  ended  June 30,  1998 and  1997,  the  Company incurred $11,442,779 and $6,344,702, respectively, in selling commissions due to CNL Securities Corp. for services in connection with the offering of shares. A substantial portion of these amounts ($10,689,329 and $5,848,410) were paid by CNL Securities Corp. as commissions to other broker-dealers, during the six months ended June 30, 1998 and 1997, respectively.

         In addition, CNL Securities Corp. is entitled to receive a marketing support and due diligence expense reimbursement fee equal to 0.5% of the total amount raised from the sale of shares, a portion of which may be re-allowed to other broker-dealers. During the six months ended June 30, 1998 and 1997, the Company incurred $762,852 and $422,980, respectively, of such fees, the majority of which was reallowed to other broker-dealers and from which all bona fide due diligence expenses were paid.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -
                CONTINUED Quarters and Six Months Ended June 30,
                                  1998 and 1997


11.      Related Party Transactions - Continued:

         The Advisor is entitled to receive acquisition fees for services in identifying the Properties and structuring the terms of the acquisition and leases of these Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of shares. During the six months ended June 30, 1998 and 1997, the Company incurred $6,865,668 and $3,806,821, respectively, of such fees. Such fees are included in land and buildings on operating leases, net investment in direct financing leases, mortgage notes receivable, investment in joint venture and other assets.

         In connection with the acquisition of Properties that are being or have been constructed or renovated by affiliates, subject to approval by the Company's Board of Directors, the Company may incur development or construction management fees payable to affiliates of the Company. Such fees are included in the purchase price of the Properties and are therefore included in the basis on which the Company charges rent on the Properties. During the six months ended June 30, 1998 and 1997, the Company incurred $68,759 and $178,879, respectively, of such fees relating to three Properties.

         For negotiating Secured Equipment Leases and supervising the Secured Equipment Lease program, the Advisor is entitled to receive a one-time Secured Equipment Lease servicing fee of two percent of the purchase price of the equipment that is the subject of a Secured Equipment Lease. During the six months ended June 30, 1998 and 1997, the Company incurred $36,899 and $54,598, respectively, in Secured Equipment Lease servicing fees.

         The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor will receive a monthly asset management fee of one-twelfth of 0.60% of the Company's real estate asset value and the outstanding principal balance of the Mortgage Loans as of the end of the preceding month. The management fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the management fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the six months ended June 30, 1998 and 1997, the Company incurred $756,791 and $300,656, respectively, of such fees, of which $26,931 and $41,400, respectively, was capitalized as part of the cost of the buildings for Properties under construction.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -
                CONTINUED Quarters and Six Months Ended June 30,
                                  1998 and 1997


11.      Related Party Transactions - Continued:

         The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance and reporting; lease and loan compliance; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of shares), on a day-to-day basis. The expenses incurred for these services were classified as follows for the six months ended June 30:

                                                     1998              1997
                                                  ----------        ----------

             Stock issuance costs                 $1,378,104        $  757,096
             General operating and
               administrative expenses               488,710           269,208
                                                  ----------        ----------

                                                  $1,866,814         1,026,304
                                                  ==========        ==========

         For the six months ended June 30, 1998 and 1997, the Company acquired one and two Properties, respectively, for approximately $2,248,600 and $1,773,300, respectively, from affiliates of the Company. The affiliates had purchased and temporarily held title to the Properties in order to facilitate the acquisition of the Properties by the Company. The Properties were acquired at a cost no greater than the lesser of the cost of each Property to the affiliate, including its carrying costs, or the Property's appraised value.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -
                CONTINUED Quarters and Six Months Ended June 30,
                                  1998 and 1997


11.      Related Party Transactions - Continued:

         The due to related parties consisted of the following at:

                                                  June 30,         December 31,
                                                    1998               1997
                                                 ----------       ------------
             Due to the Advisor:
               Expenditures incurred
                 on behalf of the
                 Company and accounting
                 and administrative
                 services                        $  380,642       $  126,205
               Acquisition fees                     367,520          386,972
                                                 ----------       ----------
                                                    748,162          513,177
                                                 ----------       ----------

             Due to CNL Securities Corp:
               Commissions                          606,082          940,520
               Marketing support and due
                 diligence expense reim-
                 bursement fees                      40,836           63,097
                                                 ----------       ----------
                                                    646,918        1,003,617
                                                 ----------       ----------

             Due to other affiliates                     -             7,500
                                                 ----------       ----------

                                                 $1,395,080       $1,524,294
                                                 ==========       ==========

12.      Commitments:

         The Company has entered into various development agreements with tenants which provide terms and specifications for the construction or renovation of buildings the tenants have agreed to lease. The agreements provide a maximum amount of development costs (including the purchase price of the land and closing costs) to be paid by the Company. The aggregate maximum development costs the Company has agreed to pay is approximately $20,478,500, of which approximately $15,340,200 in land and other costs had been incurred as of June 30, 1998. The buildings currently under construction or renovation are expected to be operational by December 1998. In connection with the purchase of each Property, the Company, as lessor, has entered into a long-term lease agreement.

         The Company entered into an agreement with a tenant to sell the Property to be developed in Arvada, Colorado. The anticipated sales price is approximately equal to the Company's cost attributable to the Property.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -
                CONTINUED Quarters and Six Months Ended June 30,
                                  1998 and 1997


13.      Subsequent Events:

         During the period July 1, 1998 through August 3, 1998, the Company received subscription proceeds for an additional 3,228,977 shares ($32,289,773) of common stock.

         On July 1, 1998 and August 1, 1998, the Company declared distributions of $3,283,093 and $3,466,888, respectively, or $0.06354 per share of common stock, payable in September 1998 to stockholders of record on July 1, 1998 and August 1, 1998, respectively.

         During the period July 1, 1998 through August 3, 1998, the Company acquired nine Properties (five of which are under construction) for cash at a total cost of approximately $8,578,900. In connection with the purchase of each of the nine Properties, the Company, as lessor, entered into a long-term lease agreement. The buildings under construction or renovation are expected to be operational or renovated by April 1999.

         The Company formed a special committee (the "Special Committee") consisting of the independent directors for the purpose of evaluating strategic alternatives designed to maximize stockholder value. The Special Committee retained the investment banking firms of Merrill Lynch, Pierce, Fenner & Smith, Incorporated and Smith Barney, Inc. (the "Advising Firms") to advise the Special Committee regarding its strategic alternatives. On July 17, 1998, the Advising Firms presented their findings and supporting financial information to the Special Committee. Based on the reports of the Advising Firms and its own analyses, on July 20, 1998, the Special Committee unanimously agreed to present the recommendations described below to the full Board of Directors. The full Board of Directors unanimously adopted the recommendations of the Special Committee at a meeting held on July 24, 1998.

         In summary, the Special Committee concluded that the best means to maximize stockholder value would be for the Company to (i) significantly increase the size of the Company by acquiring from affiliates of the Company's Advisor portfolios of Properties similar to those currently held by the Company; (ii) become internally advised;
         (iii) acquire internal real estate development capability by acquiring the Advisor; (iv) expand its mortgage lending capabilities by acquiring an affiliate of the Advisor, thus allowing the Company to offer a full range of financing options to restaurant operators; and (v) list its common stock on a national stock exchange, assuming market conditions are favorable.

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES
             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -
                CONTINUED Quarters and Six Months Ended June 30,
                                  1998 and 1997


13.      Subsequent Events - Continued:

         The Special Committee recommended that the Company seek to list its common stock either concurrently with the acquisitions described below or as shortly thereafter as market conditions are deemed to be favorable for such listing. The Special Committee further recommended that the Company evaluate a public offering of its common stock concurrently with the listing of its shares.

         The acquisitions of portfolios of restaurant properties and certain related restaurant businesses owned by 18 CNL Income Funds and eight CNL Income & Growth Funds (collectively, the "CNL Funds") and the acquisitions of CNL restaurant related entities are subject to the Company negotiating acceptable purchase prices and other acquisition terms with each of the sellers and to obtain approval of the acquisitions by the limited partners of the CNL Funds and the shareholders of the other CNL restaurant related entities. Accordingly, the acquisition of such entities is not assured.

         In addition, in order to effect the acquisitions, the Company will need to increase its authorized common stock, which requires the approval of the Company's stockholders. It is expected that the request for a vote on such increase will be presented to the stockholders in early 1999. In connection with such vote, complete information on the proposed transaction will be delivered to the Company's stockholders. Prior to seeking that vote, the Company will obtain and furnish to the stockholders an opinion of a third party that the consideration proposed to be paid by the Company for the acquisitions is fair to the Company from a financial point of view.

                                    EXHIBIT E

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

                                       OF

                       CNL AMERICAN PROPERTIES FUND, INC.
                                AND SUBSIDIARIES


                           THE STATEMENT OF ESTIMATED
                        TAXABLE OPERATING RESULTS BEFORE
                        DIVIDENDS PAID DEDUCTION UPDATES
                       EXHIBIT E TO THE PROSPECTUS, DATED
                                 MAY 12, 1998.

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                       CNL AMERICAN PROPERTIES FUND, INC.
                     PROPERTIES ACQUIRED FROM MARCH 3, 1998
                             THROUGH AUGUST 14, 1998
                For the Year Ended December 31, 1997 (Unaudited)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired by the Company from March 3, 1998 through August 14, 1998, and the total of all properties for which the Company had an initial commitment as of August 14, 1998. The statement presents unaudited estimated taxable operating results for each acquired Property that was operational (or in the case of pending investments, the total of all properties that were operational), as if the Property had been acquired and operational on January 1, 1997 through December 31, 1997. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.

COMPLETED INVESTMENTS:

                                    Ruby Tuesday             Jack in the Box            Jack in the Box          Jack in the Box
                                    Somerset, KY           Pflugerville, TX (7)        Waxahachie, TX (7)        Hutchins, TX (7)
                                    ------------           --------------------        ------------------        ----------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                       (6)                      (6)                         (6)                      (6)

Earned income (2)                       (6)                      (6)                         (6)                      (6)

Asset Management Fees (3)               (6)                      (6)                         (6)                      (6)

General and Administrative
  Expenses (4)                          (6)                      (6)                         (6)                      (6)

Estimated Cash Available from
  Operations                            (6)                      (6)                         (6)                      (6)

Depreciation Expense (2)(5)             (6)                      (6)                         (6)                      (6)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                        (6)                      (6)                         (6)                      (6)







                                  See Footnotes

                                       E-1







                                           Shoney's               Arby's                 Arby's                 Jack in the Box
                                        Phoenix #4, AZ      Columbus #2, OH (8)     Atlanta #2, GA (8)      Gun Barrel City, TX (7)
                                        --------------      -------------------     ------------------      -----------------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                          (6)                    (6)                   (6)                         (6)

Earned income (2)                          (6)                    (6)                   (6)                         (6)

Asset Management Fees (3)                  (6)                    (6)                   (6)                         (6)

General and Administrative
  Expenses (4)                             (6)                    (6)                   (6)                         (6)

Estimated Cash Available from
  Operations                               (6)                    (6)                   (6)                         (6)

Depreciation Expense (2)(5)                (6)                    (6)                   (6)                         (6)

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                           (6)                    (6)                   (6)                         (6)







                                  See Footnotes

                                       E-2







                                       Jack in the Box          Boston Market         Boston Market         Jack in the Box
                                     Nacogdoches, TX (7)       Glendale, AZ (9)      Warwick, RI (9)       St. Louis, MO (7)
                                     -------------------       ----------------      ---------------       -----------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                          (6)                   $102,164              $90,048                  (6)

Earned income (2)                          (6)                         -                    -                   (6)

Asset Management Fees (3)                  (6)                      (5,741)              (5,058)                (6)

General and Administrative
  Expenses (4)                             (6)                      (6,334)              (5,583)                (6)
                                                                  --------               ------

Estimated Cash Available from
  Operations                               (6)                     90,089               79,407                  (6)

Depreciation Expense (2)(5)                (6)                     (12,667)             (17,921)                (6)
                                                                  --------              -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                           (6)                   $ 77,422              $61,486                  (6)
                                                                 ========              =======







                                  See Footnotes

                                       E-3










                                     Jack in the Box          Boston Market         Chevy's Fresh Mex       Jack in the Box
                                     Avondale, AZ (7)      Columbus #3, OH (9)       Naperville, IL        Fresno #2, CA (7)
                                     ----------------      -------------------       --------------        -----------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                         (6)                 $104,185                 $209,000                   (6)

Earned income (2)                         (6)                       -                        -                    (6)

Asset Management Fees (3)                 (6)                    (5,852)                 (13,200)                 (6)

General and Administrative
  Expenses (4)                            (6)                    (6,459)                 (12,958)                 (6)
                                                               --------                 --------

Estimated Cash Available from
  Operations                              (6)                   91,874                  182,842                   (6)

Depreciation Expense (2)(5)               (6)                   (18,725)                 (34,884)                 (6)
                                                               --------                 --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                          (6)                 $ 73,149                 $147,958                   (6)
                                                              ========                 ========






                                  See Footnotes

                                       E-4








                                                           Sonny's Real Pit        Sonny's Real Pit          Sonny's Real Pit
                                          Arby's                Bar-B-Q                Bar-B-Q                    Bar-B-Q
                                       Arab, AL (8)         Athens, GA (10)        Conyers, GA (10)         Doraville, GA (10)
                                       ------------        ----------------        ----------------         ------------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                         $59,735             $147,247                 $89,240                     $129,398

Earned income (2)                             -                    -                       -                            -

Asset Management Fees (3)                  (3,896)              (9,208)                 (5,600)                      (8,095)

General and Administrative
  Expenses (4)                             (3,704)              (9,129)                 (5,533)                      (8,023)
                                          -------             --------                 -------                     --------

Estimated Cash Available from
  Operations                              52,135              128,910                  78,107                      113,280

Depreciation Expense (2)(5)               (11,647)             (25,077)                 (5,829)                     (21,187)
                                          -------             --------                 -------                     --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                         $40,488             $103,833                 $72,278                     $ 92,093
                                         =======             ========                 =======                     ========




                                  See Footnotes

                                       E-5








                                     Sonny's Real Pit        Sonny's Real Pit          Sonny's Real Pit        Sonny's Real Pit
                                         Bar-B-Q                 Bar-B-Q                   Bar-B-Q                 Bar-B-Q
                                    Jonesboro, GA (10)     Marietta #2, GA (10)        Norcross, GA (10)        Smyrna, GA (10)
                                    ------------------     --------------------        -----------------       ----------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                         $107,088                 $129,398                 $156,884                 $118,243

Earned income (2)                               -                        -                        -                        -

Asset Management Fees (3)                    (6,709)                  (8,189)                  (9,801)                  (7,401)

General and Administrative
  Expenses (4)                               (6,639)                  (8,023)                  (9,727)                  (7,331)
                                           --------                 --------                 --------                 --------

Estimated Cash Available from
  Operations                                93,740                  113,186                  137,356                  103,511

Depreciation Expense (2)(5)                 (17,727)                 (22,961)                 (25,020)                 (16,780)
                                           --------                 --------                 --------                 --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                          $ 76,013                 $ 90,225                 $112,336                 $ 86,731
                                          ========                 ========                 ========                 ========





                                  See Footnotes

                                       E-6









                                          IHOP               Golden Corral              Wendy's                    Bennigan's
                                   Hollywood, CA (11)     Brunswick, GA (12)     Knoxville #3, TN (13)      Orlando #4, FL (14)(15)
                                   ------------------     ------------------     ---------------------      -----------------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                     $227,813                   (6)                   (6)                          (6)

Earned income (2)                           -                    (6)                   (6)                          (6)

Asset Management Fees (3)               (13,579)                 (6)                   (6)                          (6)

General and Administrative
  Expenses (4)                          (14,124)                 (6)                   (6)                          (6)
                                       --------

Estimated Cash Available from
  Operations                           200,110                   (6)                   (6)                          (6)

Depreciation Expense (2)(5)             (25,327)                 (6)                   (6)                          (6)
                                       --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                      $174,783                   (6)                   (6)                          (6)
                                      ========





                                  See Footnotes

                                       E-7







                                     Burger King           Bennigan's               Bennigan's                  Bennigan's
                                   Atlanta #3, GA     Bedford #3, OH (14)      Clearwater, FL (14)     Colorado Springs #2, CO (14)
                                   --------------     -------------------      -------------------     ----------------------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                     (6)                 $     -                  $     -                   $     -

Earned income (2)                     (6)                  166,860                  188,314                   164,477

Asset Management Fees (3)             (6)                    (9,767)                 (11,023)                   (9,628)

General and Administrative
  Expenses (4)                        (6)                   (10,345)                 (11,675)                  (10,198)
                                                           --------                 --------                  --------

Estimated Cash Available from
  Operations                          (6)                  146,748                  165,616                   144,651

Depreciation Expense (2)(5)           (6)                       -                        -                         -
                                                          --------                 --------                  -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                      (6)                 $146,748                 $165,616                  $144,651
                                                          ========                 ========                  ========





                                  See Footnotes

                                       E-8






                                         Bennigan's             Bennigan's                Bennigan's               Bennigan's
                                  Englewood #1, CO (14)   Englewood #2, NJ (14)     Florham Park, NJ (14)     Houston #8, TX (14)
                                  ---------------------   ---------------------     ---------------------     -------------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                    $     -                  $     -                  $     -                  $     -

Earned income (2)                     174,012                  228,837                  210,244                  183,547

Asset Management Fees (3)              (10,186)                 (13,395)                 (12,307)                 (10,744)

General and Administrative
  Expenses (4)                         (10,789)                 (14,188)                 (13,035)                 (11,380)
                                      --------                 --------                 --------                 --------

Estimated Cash Available from
  Operations                          153,037                  201,254                  184,902                  161,423

Depreciation Expense (2)(5)                -                        -                        -                        -
                                     --------                 --------                 --------                 -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                     $153,037                 $201,254                 $184,902                 $161,423
                                     ========                 ========                 ========                 ========




                                  See Footnotes

                                       E-9





                                     Bennigan's                Bennigan's               Bennigan's                Bennigan's
                              Jacksonville #4, FL (14)  Jacksonville #5, NJ (14)  Mount Laurel, NJ (14)   N. Richland Hills, TX (14)
                              ------------------------  ------------------------  ---------------------   --------------------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                  $     -                    $     -                 $     -                 $     -

Earned income (2)                  154,942                     183,547                 226,453                 181,163

Asset Management Fees (3)            (9,070)                    (10,744)                (13,256)                (10,605)

General and Administrative
  Expenses (4)                       (9,606)                    (11,380)                (14,040)                (11,232)
                                   --------                    --------                --------                --------

Estimated Cash Available from
  Operations                       136,266                     161,423                 199,157                 159,326

Depreciation Expense (2)(5)             -                           -                       -                       -
                                  --------                    --------                --------                -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                  $136,266                    $161,423                $199,157                $159,326
                                  ========                    ========                ========                ========




                                  See Footnotes

                                      E-10






                                         Bennigan's               Bennigan's             Bennigan's               Bennigan's
                                 Oklahoma City #2, OK (14)   Orlando #2, FL (14)   Pensacola #2, FL (14)   St. Louis Park, MN (14)
                                 -------------------------   -------------------   ---------------------   -----------------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                     $     -                   $     -                $     -                $     -

Earned income (2)                      171,628                   238,372                162,093                209,767

Asset Management Fees (3)               (10,047)                  (13,953)                (9,488)               (12,279)

General and Administrative
  Expenses (4)                          (10,641)                  (14,779)               (10,050)               (13,006)
                                       --------                  --------               --------               --------

Estimated Cash Available from
  Operations                           150,940                   209,640                142,555                184,482

Depreciation Expense (2)(5)                 -                         -                      -                      -
                                      --------                  --------               --------               -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                      $150,940                  $209,640               $142,555               $184,482
                                      ========                  ========               ========               ========




                                  See Footnotes

                                      E-11






                                    Bennigan's               Bennigan's                Steak and Ale              Steak and Ale
                                 Tampa #4, FL (14)   Winston-Salem #2, NC (14)   Altamonte Springs, FL (14)      Austin, TX (14)
                                 -----------------   -------------------------   --------------------------      ---------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                 $     -                 $     -                      $     -                     $     -

Earned income (2)                  198,326                 120,140                      164,477                     140,640

Asset Management Fees (3)           (11,609)                 (7,033)                      (9,628)                     (8,233)

General and Administrative
  Expenses (4)                      (12,296)                 (7,449)                     (10,198)                     (8,720)
                                   --------                --------                     --------                    --------

Estimated Cash Available from
  Operations                       174,421                 105,658                      144,651                     123,687

Depreciation Expense (2)(5)             -                       -                            -                           -
                                  --------                --------                     --------                    -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                  $174,421                $105,658                     $144,651                    $123,687
                                  ========                ========                     ========                    ========




                                  See Footnotes

                                      E-12






                                     Steak and Ale            Steak and Ale           Steak and Ale          Steak and Ale
                                  Birmingham, AL (14)     College Park, GA (14)      Conroe, TX (14)     Greenville #2, SC (14)
                                  -------------------     ---------------------      ---------------     ----------------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                  $     -                   $     -                  $     -                $     -

Earned income (2)                   135,395                   165,907                  157,326                179,256

Asset Management Fees (3)             (7,926)                   (9,712)                  (9,209)               (10,493)

General and Administrative
  Expenses (4)                        (8,395)                  (10,286)                  (9,754)               (11,114)
                                    --------                  --------                 --------               --------

Estimated Cash Available from
  Operations                        119,074                   145,909                  138,363                157,649

Depreciation Expense (2)(5)              -                         -                        -                      -
                                   --------                  --------                 --------               -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                   $119,074                  $145,909                 $138,363               $157,649
                                   ========                  ========                 ========               ========




                                  See Footnotes

                                      E-13





                                     Steak and Ale         Steak and Ale           Steak and Ale             Steak and Ale
                                  Houston #9, TX (14)   Houston #10, TX (14)   Huntsville #2, AL (14)   Jacksonville #6, FL (14)
                                  -------------------   --------------------   ----------------------   ------------------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                    $     -               $     -                 $     -                  $     -

Earned income (2)                     181,163               188,314                 140,640                  150,174

Asset Management Fees (3)              (10,605)              (11,023)                 (8,233)                  (8,791)

General and Administrative
  Expenses (4)                         (11,232)              (11,675)                 (8,720)                  (9,311)
                                      --------              --------                --------                  -------

Estimated Cash Available from
  Operations                          159,326               165,616                 123,687                  132,072

Depreciation Expense (2)(5)                -                     -                       -                        -
                                     --------              --------                --------                 -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                     $159,326              $165,616                $123,687                 $132,072
                                     ========              ========                ========                 ========





                                  See Footnotes

                                      E-14





                                       Steak and Ale         Steak and Ale      Steak and Ale                Steak and Ale
                                     Maitland, FL (14)     Mesquite, TX (14)    Miami, FL (14)          Middletown, NJ, TX (14)
                                     -----------------     -----------------    --------------          -----------------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                     $     -               $     -                $     -                   $     -

Earned income (2)                      143,023               145,407                171,628                   164,477

Asset Management Fees (3)                (8,372)               (8,512)               (10,047)                   (9,628)

General and Administrative
  Expenses (4)                           (8,867)               (9,015)               (10,641)                  (10,198)
                                       --------              --------               --------                  --------

Estimated Cash Available from
  Operations                           125,784               127,880                150,940                   144,651

Depreciation Expense (2)(5)                 -                     -                      -                         -
                                      --------              --------               --------                  -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                      $125,784              $127,880               $150,940                  $144,651
                                      ========              ========               ========                  ========




                                  See Footnotes

                                      E-15







                                       Steak and Ale         Steak and Ale             Steak and Ale          Steak and Ale
                                    Orlando #3, FL (14)   Palm Harbor, FL (14)     Pensacola #3, FL (14)      Tulsa, OK (14)
                                    -------------------   --------------------     ---------------------      --------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                      $     -                $     -                    $     -                $     -

Earned income (2)                       159,709                126,337                    114,419                145,407

Asset Management Fees (3)                 (9,349)                (7,395)                    (6,698)                (8,512)

General and Administrative
  Expenses (4)                            (9,902)                (7,833)                    (7,094)                (9,015)
                                        --------               --------                   --------               --------

Estimated Cash Available from
  Operations                            140,458                111,109                    100,627                127,880

Depreciation Expense (2)(5)                  -                      -                          -                      -
                                       --------               --------                   --------               -------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                       $140,458               $111,109                   $100,627               $127,880
                                       ========               ========                   ========               ========




                                  See Footnotes

                                      E-16




                                    Ponderosa Steak House            Wendy's            Black-eyed Pea    Ponderosa Steak House
                                     Johnstown, PA (16)       Knoxville #4, TN (13)       Herndon, VA     Blue Springs, MO (16)
                                    ---------------------     ---------------------     --------------    ---------------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                         (6)                        (6)                  $134,307             $179,204

Earned income (2)                         (6)                        (6)                        -                    -

Asset Management Fees (3)                 (6)                        (6)                     (7,669)             (10,374)

General and Administrative
  Expenses (4)                            (6)                        (6)                     (8,327)             (11,111)
                                                                                           --------             --------

Estimated Cash Available from
  Operations                              (6)                        (6)                   118,311              157,719

Depreciation Expense (2)(5)               (6)                        (6)                    (25,278)             (29,038)
                                                                                           --------             --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                          (6)                        (6)                  $ 93,033             $128,681
                                                                                          ========             ========




                                 See Footnotes

                                      E-17







                                     Golden Corral               IHOP              Jack in the Box          Taco Bell
                                    Clovis, NM (12)      Poughkeepsie, NY (11)     Chandler, AZ (7)      Livingston, TN
                                    ---------------      ---------------------     ----------------      --------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                     $125,483                $116,618                  (6)                  (6)

Earned income (2)                           -                       -                   (6)                  (6)

Asset Management Fees (3)                (6,988)                 (7,438)                (6)                  (6)

General and Administrative
  Expenses (4)                           (7,780)                 (7,230)                (6)                  (6)
                                       --------                --------

Estimated Cash Available from
  Operations                           110,715                 101,950                  (6)                  (6)

Depreciation Expense (2)(5)             (20,576)                (20,603)                (6)                  (6)
                                       --------                --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                      $ 90,139                $ 81,347                  (6)                  (6)
                                      ========                ========




                                  See Footnotes

                                      E-18






                                       Jack in the Box        Roadhouse Grill          Golden Corral           TGI Friday's
                                      Lufkin #2, TX (7)       Pensacola #4, FL        Dublin, GA (12)          El Paso, TX
                                      -----------------       ----------------        ---------------          -----------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                          (6)                     (6)                     (6)                   $160,294

Earned income (2)                          (6)                     (6)                     (6)                         -

Asset Management Fees (3)                  (6)                     (6)                     (6)                      (9,580)

General and Administrative
  Expenses (4)                             (6)                     (6)                     (6)                      (9,938)
                                                                                                                  --------

Estimated Cash Available from
  Operations                               (6)                     (6)                     (6)                    140,776

Depreciation Expense (2)(5)(18)            (6)                     (6)                     (6)                     (29,219)
                                                                                                                  --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                           (6)                     (6)                     (6)                   $111,557
                                                                                                                 ========




                                  See Footnotes

                                      E-19





                                          IHOP                 Wendy's           Completed Investments     Pending Investments
                                    Greeley, CO (11)       Seymour, TN (13)              Total                  Total (17)
                                    ----------------       ----------------      ---------------------     ---------------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                        (6)                     (6)                   $2,386,349                $1,746,056

Earned income (2)                        (6)                     (6)                    5,936,421                        -

Asset Management Fees (3)                (6)                     (6)                     (491,878)                  (98,772)

General and Administrative
  Expenses (4)                           (6)                     (6)                     (516,012)                 (108,255)
                                                                                       ----------                ----------

Estimated Cash Available from
  Operations                             (6)                     (6)                    7,314,880                 1,539,029

Depreciation Expense (2)(5)(18)          (6)                     (6)                     (380,466)                 (260,333)
                                                                                       ----------                ----------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                         (6)                     (6)                   $6,934,414                $1,278,696
                                                                                       ==========                ==========




                                  See Footnotes

                                      E-20






                                                Grand Total
                                                -----------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Rental income (1)                               $4,132,405

Earned income (2)                                5,936,421

Asset Management Fees (3)                         (590,650)

General and Administrative
  Expenses (4)                                    (624,267)
                                                ----------

Estimated Cash Available from
  Operations                                     8,853,909

Depreciation Expense (2)(5)                       (640,799)
                                                ----------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                                $8,213,110
                                                ==========


--------------------
FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Company will account for 17 of the 18 Bennigan's Properties and the 18 Steak and Ale Properties as capital leases for federal tax purposes; therefore, the Company will not be entitled to depreciation expense on such properties. For leases accounted for as capital leases, future minimum lease payments are recorded as a receivable. The difference between the receivable and the estimated residual values less the cost of the properties is recorded as unearned income. The unearned income is amortized over the lease terms to provide a constant rate of return.

(3) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(4) Estimated at 6.2% of gross rental income or in the case of pending investments, estimated gross rental income, based on the previous experience of the Company and of Affiliates of the Advisor with 18 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(5) The estimated federal tax basis of the depreciable portion (the building portion) of each Property acquired has been depreciated on the straight-line method over 39 years.

(6) The Property is under construction for the period presented. The development agreements or lease addendums for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below:

         Property                            Estimated Final Completion Date
         --------                            -------------------------------

         Somerset Property                   Opened for business July 7, 1998
         Pflugerville Property               August 31, 1998
         Waxahachie Property                 September 9, 1998
         Hutchins Property                   September 12, 1998
         Phoenix #4 Property                 September 20, 1998
         Columbus #2 Property                October 3, 1998
         Atlanta #2 Property                 October 4, 1998
         Gun Barrel City Property            October 10, 1998
         Nacogdoches Property                October 10, 1998
         St. Louis Property                  October 11, 1998
         Avondale Property                   October 27, 1998
         Fresno #2 Property                  November 18, 1998
         Brunswick Property                  December 2, 1998
         Knoxville #3 Property               October 3, 1998
         Orlando #4 Property                 December 5, 1998
         Atlanta #3 Property                 December 6, 1998
         Johnstown Property                  December 14, 1998
         Knoxville #4 Property               November 7, 1998
         Chandler Property                   January 16, 1999
         Livingston Property                 January 17, 1999
         Lufkin #2 Property                  January 19, 1999
         Pensacola #4 Property               April 20, 1999
         Dublin Property                     February 3, 1999
         Greeley Property                    November 12, 1998
         Seymour Property                    December 12, 1998

         The Company  anticipates the pending  investments that are construction
         properties  will  generally  be  operational  within  180  days   after
         acquisition.

(7) The lessee of the Pflugerville, Waxahachie, Hutchins, Gun Barrel City, Nacogdoches, St. Louis, Avondale, Fresno #2, Chandler and Lufkin #2 Properties is the same unaffiliated lessee.

(8) The lessee of the Columbus #2, Atlanta #2 and Arab Properties is the same unaffiliated lessee.

(9) The lessee of the Glendale, Warwick and Columbus #3 Properties is the same unaffiliated lessee.

(10) The lessee of the Athens, Conyers, Doraville, Jonesboro, Marietta #2, Norcross and Smyrna Properties is the same unaffiliated lessee.

(11) The lessee of the Hollywood, Poughkeepsie and Greeley Properties is the same unaffiliated lessee.

(12) The lessee of the Brunswick, Clovis and Dublin Properties is the same unaffiliated lessee.

(13) The lessee of the Knoxville #3, Knoxville #4 and Seymour Properties is the same unaffiliated lessee.

(14) The lessee of the 18 Bennigan's Properties and the 18 Steak and Ale Properties is the same unaffiliated lessee.

(15) The Company acquired an interest in CNL/Lee Vista Joint Venture, a general partnership between the Company and an unaffiliated co-venturer. Based upon anticipated development costs for the Property, the Company expects to own an approximate 68% interest in the CNL/Lee Vista Joint Venture upon completion of construction.

(16) The lessee of the Johnstown and Blue Springs Properties is the same unaffiliated lessee.

(17) Information relating to the 12 pending investments that are existing is based on estimated purchase prices for each of the 12 properties. The remaining seven properties that will be under construction once they are acquired are not included.

(18) For pending investments which consist of land and building, for purposes of calculating depreciation, the allocation of the estimated cost of the property between land and building is based upon the average allocation of the actual cost of properties (consisting of both land and building) acquired by the Company as of December 31, 1997.

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